Exhibit 10.3

CREDIT AGREEMENT

DATED 27 JULY 2010

HK$7,410,000,000

CREDIT FACILITIES

for

MGM GRAND PARADISE, S.A.

arranged by

BANK OF AMERICA, N.A.

BANK OF CHINA LIMITED, MACAU BRANCH

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

BANCO NACIONAL ULTRAMARINO, S.A.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK HONG KONG BRANCH

BNP PARIBAS HONG KONG BRANCH

COMMERZBANK AG HONG KONG BRANCH

THE ROYAL BANK OF SCOTLAND PLC, SINGAPORE BRANCH

as Mandated Lead Arrangers

BANCO COMERCIAL PORTUGUÊS, S.A., MACAU BRANCH

JPMORGAN CHASE BANK, N.A.

MORGAN STANLEY SENIOR FUNDING, INC.

SUMITOMO MITSUI BANKING CORPORATION

as Lead Arrangers

TAI FUNG BANK LIMITED

BANCO COMERCIAL DE MACAU, S.A.

THE BANK OF NOVA SCOTIA

DEUTSCHE BANK AG, HONG KONG BRANCH

as Senior Managers

with

BANK OF AMERICA, N.A., HONG KONG BRANCH

as Facility Agent

and

BANCO NACIONAL ULTRAMARINO, S.A.

as Security Agent

ALLEN & OVERY

Allen & Overy

CREDIT AGREEMENT

7.	Forms of Transfer Certificate	131
	Part 1 Transfers by assignment, assumption and release	131
	Part 2 Tranfers by Novation	134
8.	Form of Compliance Certificate	136
9.	Form of Additional Guarantor Accession Agreement	137
10.	Form of Resignation Request	138

Signatories		139

CREDIT AGREEMENT

THIS AGREEMENT is dated 27 July 2010 and is made BETWEEN:

(1)	MGM GRAND PARADISE, S.A. (the Company);

(2)	THE PERSONS listed in Schedule 1 (Original Parties) as original guarantors (in this capacity, the Original Guarantors);

(3)

BANK OF AMERICA, N.A., BANK OF CHINA LIMITED, MACAU BRANCH, INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, BANCO NACIONAL ULTRAMARINO, S.A., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK HONG KONG BRANCH, BNP PARIBAS HONG KONG BRANCH, COMMERZBANK AG HONG KONG BRANCH and THE ROYAL BANK OF SCOTLAND PLC, SINGAPORE BRANCH as mandated lead arrangers (in this capacity, the Mandated Lead Arrangers);

(4)

BANCO COMERCIAL PORTUGUÊS, S.A., MACAU BRANCH, JPMORGAN CHASE BANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC. and SUMITOMO MITSUI BANKING CORPORATION as lead arrangers (in this capacity, the Lead Arrangers);

(5)	TAI FUNG BANK LIMITED, BANCO COMERCIAL DE MACAU, S.A., THE BANK OF NOVA SCOTIA and DEUTSCHE BANK AG, HONG KONG BRANCH as senior managers (in this capacity, the Senior Managers);

(6)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders);

(7)	BANK OF AMERICA, N.A., HONG KONG BRANCH as facility agent (in this capacity, the Facility Agent); and

(8)	BANCO NACIONAL ULTRAMARINO, S.A. as security agent and trustee (in this capacity, the Security Agent).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

A Revolving Credit Commitment means that portion of the Revolving Credit Commitment designated as A Revolving Credit Commitment for a Lender.

A Term Loan Facility means that portion of the Term Loan Facility drawable from the Term Loan Commitments that is designated as an A Term Loan Commitment.

Accounting Date means each 31 March, 30 June, 31 September and 31 December, except as adjusted to ensure that those dates fall on the same day of the week or otherwise with the consent of the Facility Agent.

Accounting Period means a period of approximately one year or three months ending on an Accounting Date for which financial statements are required to be prepared under this Agreement.

1	CREDIT AGREEMENT

Additional Guarantor means a member of the Restricted Group which becomes a Guarantor after the date of this Agreement.

Additional Guarantor Accession Agreement means a letter, substantially in the form of Schedule 9 (Form of Additional Guarantor Accession Agreement), with such amendments as the Facility Agent and the Company may agree.

Adjusted Leverage Ratio has the meaning given to it in Clause 18 (Financial covenants).

Administrative Party means a Mandated Lead Arranger, a Lead Arranger, a Senior Manager or an Agent.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Agent means the Facility Agent or the Security Agent.

Agreed Listco Corporate Overhead Expenses means expenses of Listco incurred for the purpose of maintenance of its corporate existence and its status as a publicly listed company including, without limitation, director fees, audit expenses, insurance premiums for directors and officers’ liabilities insurance and related legal fees and other expenses which, in the aggregate, must not exceed US$5,000,000 in each financial year of the Company.

Agreed Subordinated Fees means any fees payable in relation to IP Rights to a Sponsor Affiliate pursuant to the IP Agreement, such fees not exceeding the maximum threshold amount for each of the Company’s financial year set forth in Schedule 3 (Pre-agreed IP Agreement Terms).

Anti-Terrorism Laws means the Executive Order, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other law or regulation administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and any similar law enacted in the United States of America after the date of this Agreement.

Assignment of Insurances means the assignment of insurances dated on or about the Closing Date between the Company and the Security Agent.

Assignment of Reinsurances means an assignment of reinsurances dated on or about the Closing Date between each Direct Insurer and the Security Agent.

Assignment of Rights means the assignment of rights to amounts payable by the Macau Government under the Sub-Concession Contract dated on or about the Closing Date between the Company and the Security Agent.

Auditors means Deloitte & Touche or such other independent public accountants of international standing which may be appointed by the Company.

Availability Period means the period from and including the date of this Agreement to and including:

(a)	for a Term Loan, the date falling 30 Business Days from the date of this Agreement; and

(b)	for a Revolving Credit Loan, the date falling one month before the Final Maturity Date.

2	CREDIT AGREEMENT

B Revolving Credit Commitment means that portion of the Revolving Credit Commitment designated as B Revolving Credit Commitment for a Lender.

B Term Loan Facility means that portion of the Term Loan Facility drawable from the Term Loan Commitments that is designated as a B Term Loan Commitment.

Break Costs means the amount (if any) which a Lender is entitled to receive under Subclause 24.3 (Break Costs).

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in Hong Kong and Macau and, if on that day a payment in or a purchase of US Dollars is to be made, New York.

Closing Date means the first Utilisation Date.

Commitment means a Commitment, as so designated, of a Lender under a particular Facility.

Common Security Sharing Agreement means an agreement or a deed between, amongst others, the Secured Parties (or an Agent on their behalf), the Company and the Second Property Finance Parties (or an agent on their behalf) setting out the terms under which the Security Interests over the shares or share capital of the Company and any termination proceeds of the Sub-Concession Contract will be shared amongst the Secured Parties and the Second Property Finance Parties.

Company Share Pledge means the limited recourse pledge over shares in the Company dated on or about the Closing Date between the Shareholders, the Company and the Security Agent (as amended, supplemented or restated from time to time) and includes any agreement or document by which a new holder of shares in the Company becomes a party to and assumes the obligations and liabilities under such limited recourse pledge.

Compliance Certificate means a certificate substantially in the form of Schedule 8 (Form of Compliance Certificate).

Debenture means the debenture dated on or about the Closing Date between the Company and the Security Agent.

Default means:

(a)	an Event of Default; or

(b)

an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Designated Person means a person:

(a)	listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b)

named as a “Specially Designated National and Blocked Person” on the most current list published by Office of Foreign Assets Control of the U.S. Department of the Treasury at its official website or any replacement website or other replacement official publication of such list; or

(c)	with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law.

3	CREDIT AGREEMENT

Direct Insurer means an insurer with whom Insurance is placed from time to time in accordance with Subclause 19.22 (Insurances) and who has effected any policies, treaties and contracts of reinsurance of any kind related to such Insurance.

Distribution has the meaning given to it in Subclause 19.17 (Distributions).

Dormant Subsidiary means a member of the Group which does not trade (for itself or as agent for any person) or does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value that exceeds HK$10,000,000 or its equivalent.

Environmental Approval means any authorisation required by Environmental Law.

Environmental Claim means any claim by any person in connection with:

(a)	a breach, or alleged breach, of Environmental Law;

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)	any other environmental contamination.

Environmental Law means any law or regulation concerning:

(a)	the protection of health;

(b)	the environment;

(c)	the physical conditions of the workplace; or

(d)	any emission or substance which is capable of causing harm to any living organism or the environment.

Event of Default means an event or circumstance specified as such in Clause 20 (Default).

Existing Facilities means:

(a)

the term loan facilities made available under the hotel and resort facility agreement dated 13 July 2006 between the Company and, among others, The Hongkong and Shanghai Banking Corporation Limited (HSBC) as hotel and resort facility agent;

(b)	the term loan facilities made available under the expanded hotel and resort facility agreement dated 4 February 2008 between the Company and, among others, HSBC as hotel and resort facility agent;

(c)	the term loan facilities made available under the project facility agreement dated 13 July 2006 between the Company and, among others, HSBC as project facility agent;

(d)	the term loan facilities made available under the expanded project facility agreement dated 4 February 2008 between the Company and, among others, HSBC as project facility agent;

(e)	the revolving credit facilities made available under the revolving credit facility agreement dated 13 July 2006 between the Company and, among others, HSBC as revolving credit facility agent; and

4	CREDIT AGREEMENT

(f)

the revolving credit facilities made available under the expanded revolving credit facility agreement dated 4 February 2008 between the Company and, among others, HSBC as revolving credit facility agent, in each case, under a common terms agreement dated 13 July 2006 (and all as amended from time to time).

Facility means the Term Loan Facility or the Revolving Credit Facility.

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

Fee Letter means any letter entered into, on or prior to the date of this Agreement, by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means the date falling five years after the date of this Agreement.

Finance Document means:

(a)	this Agreement;

(b)	the Security Trust and Intercreditor Deed;

(c)	the Listco Guarantee;

(d)	a Security Document;

(e)	a Request;

(f)	a Fee Letter;

(g)	a Compliance Certificate;

(h)	a Transfer Certificate;

(i)	an Additional Guarantor Accession Agreement;

(j)	a Resignation Request; or

(k)	any other document designated as such by the Facility Agent and the Company.

Finance Party means a Lender or an Administrative Party.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit (including any dematerialised equivalent);

5	CREDIT AGREEMENT

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any agreement treated as a finance or capital lease in accordance with GAAP;

(f)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)	the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment:

(i)	is arranged primarily as a method of raising finance or of financing the acquisition of that asset or service or the construction of that asset or service; or

(ii)	involves a period of more than six months before or after the date of acquisition or supply;

(h)

any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark-to-market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

First Ranking Debt Discharge Date has the meaning given to it in the Security Trust and Intercreditor Deed.

Floating Charge means the floating charge dated on or about the date of this Agreement between the Company and the Security Agent.

GAAP means generally accepted accounting principles in the jurisdiction of incorporation of the Company including IFRS.

Group means, as at any date, the Company and its Subsidiaries as at that date.

Guarantor means an Original Guarantor or an Additional Guarantor.

HIBOR means for a Term of any Loan or overdue amount denominated in Hong Kong Dollars:

(a)	the applicable Screen Rate; or

(b)

if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Hong Kong interbank market,

6	CREDIT AGREEMENT

as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

Holding Company of any other person, means a person in respect of which that other person is a Subsidiary.

Hong Kong means the Hong Kong Special Administrative Region of the PRC.

Hong Kong Dollars or HK$ means the lawful currency for the time being of Hong Kong.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Increased Cost means:

(a)	an additional or increased cost;

(b)

a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party); or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document and excludes any additional or increased cost, reduction in the rate of return or reduction of an amount due and payable which results from a change in the Adjusted Leverage Ratio.

Insurance means any contract of insurance taken out by or on behalf of a member of the Restricted Group or under which it has a right to claim, in each case in connection with the Resort.

IP Agreement means:

(a)

as at the date of this Agreement, the trademark sublicense agreement dated 19 April 2005 between MGM and MGM Resorts International Holdings, Limited (formerly known as MGMM International Holdings, Ltd.) and as restated on 8 November 2007 and made between MGM Resorts International Holdings, Limited (formerly known as MGMM International Holdings, Ltd.) and the Company (the Existing IP Agreement); and

(b)

any replacement agreement of the Existing IP Agreement entered into between the Company and any Sponsor Affiliate pursuant to which the Company and members of the Restricted Group (other than a Dormant Subsidiary) are permitted to use the IP Rights which are the subject of the Existing IP Agreement and the economic terms of which are substantially the same as those set out in Schedule 3 (Pre-agreed IP Agreement Terms).

IP Right means:

(a)	any know-how, patent, trade mark, service mark, design, business name, domain name, topographical or similar right;

(b)	any copyright, data base or other intellectual property right; or

7	CREDIT AGREEMENT

(c)	any interest (including by way of licence) in any of the above,

in each case, whether registered or not, and includes any related application.

Land Concession Contract means the land concession contract agreed to by the Company with the Macau Government on 9 March 2006 which forms an integral part of Dispatch no. 47/2006.

Land Concession Consent Agreement means the agreement relating to Security Interests under the Land Concession Contract dated on or about the date of this Agreement between the Macau Government, the Company and the Security Agent.

Land Security Assignment means the land security assignment dated on or about the Closing Date between the Company and the Security Agent.

Legal Reservations means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction (as defined in Subclause 16.25 (Jurisdiction/governing law); and

(d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion required under this Agreement.

Lender means:

(a)	an Original Lender; or

(b)	any person which becomes a Party in accordance with Subclause 27.2 (Assignments and transfers by Lenders).

LIBOR means for a Term of any Loan or overdue amount denominated in US Dollars:

(a)	the applicable Screen Rate; or

(b)

if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

Listco means a person formed by the Sponsors to undertake the Listco IPO and which must be incorporated in the Cayman Islands, Hong Kong, the British Virgin Islands or such other jurisdiction acceptable to the Facility Agent (acting reasonably).

8	CREDIT AGREEMENT

Listco Guarantee means the guarantee, in substantially the form set out in Schedule 5 (Agreed Form Listco Guarantee), to be entered into between Listco and the Security Agent on or about the Listco IPO Reorganisation Date.

Listco IPO means an initial public offering of ordinary shares (whether by way of issuance of new shares or sale of existing shares or otherwise) in Listco with an internationally recognised stock exchange.

Listco IPO Date means the first day on which the ordinary shares of Listco are listed on an internationally recognised stock exchange.

Listco IPO Proceeds means any amount received by Listco (or its Subsidiaries that receive the same or any part thereof, directly or indirectly from Listco) in respect of a Listco IPO.

Listco IPO Reorganisation means any reorganisation of or affecting the Company and/or the shares or share capital of the Company on or prior to the Listco IPO Date, including any acquisition of shares of the Company by, or the issuance of shares in the Company to, Listco (or any of its wholly-owned direct or indirect Subsidiaries) or any Sponsor Affiliates for the purposes of implementing the Listco IPO, where:

(a)	such reorganisation does not and will not result in a change of control (as defined in Subclause 8.2 (Mandatory prepayment – change of control, termination event or sale of business)); and

(b)

on the date of completion of any acquisition of shares of the Company by, or issuance of shares of the Company to, Listco (or any of its wholly-owned direct or indirect Subsidiaries) or a Sponsor Affiliate:

(i)	Listco executes and delivers to the Facility Agent:

(A)	the Listco Guarantee; and

(B)	a duly completed Accession Agreement (as defined in the Security Trust and Intercreditor Deed); and

(ii)

each person who is, on that date, a direct shareholder of the Company becomes (if not already) a party to the Company Share Pledge and executes and delivers to the Facility Agent a duly completed Accession Agreement (as defined in the Security Trust and Intercreditor Deed).

Listco IPO Reorganisation Date means the date on which the Company confirms by written notice to the Facility Agent pursuant to Subclause 19.18 (Listco Guarantee and Listco IPO Reorganisation Date) that the Listco IPO Reorganisation has been completed.

Livrança Covering Letter means the letter from the Company to the Security Agent dated on or about the date of this Agreement in relation to the Livranças.

Livranças means the promissory notes dated on or about the date of this Agreement issued by the Company, endorsed by each of the other Obligors and payable to the Security Agent.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

9	CREDIT AGREEMENT

London Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

Macau means the Macau Special Administrative Region of the PRC.

Macau Government means:

(a)	the government of Macau;

(b)	any authority, agency or department established by the government of Macau;

(c)	any political subdivision of Macau; or

(d)

any public corporation or other public entity, in each case, of which Macau has direct or indirect control and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of share capital, contract or otherwise.

Majority Lenders means, at any time, Lenders:

(a)	whose share in the outstanding Loans and whose undrawn Commitments then aggregate 51 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there is no Loan then outstanding, whose undrawn Commitments then aggregate 51 per cent. or more of the Total Commitments; or

(c)	if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 51 per cent. or more of the Total Commitments immediately before the reduction.

Margin means the rate per annum calculated in accordance with Subclause 9.3 (Margin adjustments).

Material Adverse Effect means a material adverse effect which is or reasonably likely to be materially adverse to:

(a)	the ability of any Obligor or Listco to perform its payment obligations under any Finance Document;

(b)	the business, assets or financial condition of the Company or the Restricted Group taken as a whole; or

(c)	the validity or enforceability of, or the effectiveness of any Security Interest granted or purported to be granted pursuant to, any Finance Document.

Maturity Date means the last day of the Term of a Revolving Credit Loan.

MGM means MGM Resorts International (formerly known as MGM MIRAGE), a Delaware corporation, or any of its successor corporations.

MGM I means MGM Resorts Macau, Ltd (formerly known as MGM Mirage Macau, Ltd), a corporation organised under the laws of the Isle of Man.

10	CREDIT AGREEMENT

MGM II means MGM Macau, Ltd (formerly known as MGMM Macau, Ltd), a corporation organised under the laws of the Isle of Man.

MGM Subordinated Loan Agreement means the loan agreement dated 19 April 2005 between MGM and the Company (as amended, supplemented and restated from time to time).

Mortgage over Leasehold Land means the mortgage over leasehold land on which the Resort is situated dated on or about the date of this Agreement between the Company and the Security Agent.

Ms. Pansy Ho means Ms. Ho Chiu King Pansy Catilina.

Net Listco IPO Proceeds means the Listco IPO Proceeds less all underwriting and other transactional fees and expenses associated with the Listco IPO that have been incurred for the account of the Company or any member of the Restricted Group provided that in determining the amount of transactional fees and expenses associated with the Listco IPO (other than underwriting fees), the Company may (acting reasonably) estimate and take into account, as if such fees have been paid on that date, the total amount of any legal, audit, due diligence or other transactional fees (other than underwriting fees) which have not been paid but will be payable by the Company or any member of the Restricted Group in connection with the Listco IPO.

Non-Recourse Indebtedness means indebtedness of a member of the Group or any other person with respect to whom any member of the Group has granted any Security Interest, guarantee or other credit support of any kind:

(a)

as to which none of the other members of the Group (i) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise);

(b)

no default with respect to which (including any rights that the holders thereof may have to take enforcement action against that member of the Group or person) would permit (upon notice, lapse of time or both) any holder of any other indebtedness of any other member of the Group to declare a default under such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c)	the terms of which do not provide any recourse against any of the assets of any other member of the Group, either by contract or by operation of the applicable laws.

Non-Recourse Subsidiary means a member of the Group:

(a)	which is designated as such by the Company by written notice to the Facility Agent;

(b)	whose assets and business form no part of nor are in any way necessary to ensure the full benefit of the Resort to the Company;

(c)

which has no right, claim, interest or recourse of any kind (whether present or future, actual or contingent, direct or indirect) in or against the Resort, any of the Security Interests under the Security Documents (other than any Second Property Security Document entered into in accordance with Subclause 19.31 (Second Property Financing)) or any member of the Restricted Group or its assets (other than against the Company but only to the extent such right, claim, interest or recourse arises out of a contract entered into between the Company and such Non-Recourse Subsidiary on arm’s length terms for the purposes of operating any casino or other resort property not forming part of the Resort); and

11	CREDIT AGREEMENT

(d)

has not acquired any material assets (other than cash or any right of use under the Sub-Concession Contract permitted under Subclause 19.31 (Second Property Financing)) directly or indirectly from any member of the Restricted Group.

Obligor means the Company or a Guarantor.

Original Financial Statements means:

(a)	the audited consolidated financial statements of the Company prepared by the Auditors for the year ended 31 December 2009; and

(b)	the unaudited consolidated financial statements of the Company for the financial quarter ended 31 March 2010.

Original Obligor means the Company or an Original Guarantor.

Party means a party to this Agreement.

Patacas or MOP means the lawful currency for the time being of Macau.

Performance Bond means any guarantee provided under clause 61 of the Sub-Concession Contract or similar requirements of the Macau Government or the government of the PRC in relation to the conduct of the business of any member of the Restricted Group at the Resort to the extent the amount guaranteed under such requirements does not exceed MOP300,000,000 and is subordinated to amounts owed by the Obligors under the Finance Documents as a Second Ranking Debt (as defined in the Security Trust and Intrecreditor Deed) in accordance with the Security Trust and Intrecreditor Deed.

Performance Bond Facility means the facility extended to the Company by the Performance Bond Provider in accordance with the terms of the Performance Bond Facility Letter for the issuance of the Performance Bond and any replacement facility for the issuance of the Performance Bond.

Performance Bond Facility Letter means the agreement dated 15 April 2005 executed by the Company, identified as the Performance Bond Provider’s “Guarantia Bancaria No. 139/2005”.

Performance Bond Provider means Banco Nacional Ultramarino, S.A.

Permitted Financial Indebtedness means any Financial Indebtedness:

(a)	incurred under the Secured Finance Documents;

(b)	incurred under the Performance Bond Facility;

(c)	incurred under the Sponsor Loan Documents;

(d)	of any member of the Group (other than a Dormant Subsidiary) which either:

(i)	does not have the benefit of any Security Interest; or

(ii)	has the benefit of a Security Interest but such Security Interest ranks behind the benefit of the Security Interest of the Secured Parties,

in each case, where no repayment or prepayment of principal is due or may be made prior to the First Ranking Debt Discharge Date;

12	CREDIT AGREEMENT

(e)	incurred under any Treasury Transaction permitted under Subclause 19.14 (Treasury Transactions);

(f)	permitted under Subclause 19.13 (Third party guarantees) or Subclause 19.15 (Loans out); or

(g)	comprising Subordinated Debt;

(h)

under finance or capital leases of vehicles, plant, equipment or computers entered into on commercial and arm’s length terms for the purposes of operating and managing the Resort, provided that the aggregate capital value of all such items so leased under outstanding leases by all the members of the Restricted Group does not exceed HK$200,000,000 (or its equivalent in other currencies) at any time;

(i)

in respect of guarantee obligations represented by performance bonds, standby or commercial letters of credit, bankers acceptances, guarantees or similar instruments issued by any person for the benefit of a trade creditor of a member of the Restricted Group, provided that the aggregate liability of all of the members of the Restricted Group under such guarantee obligations does not exceed HK$50,000,000 for each financial year of the Company;

(j)	expressly permitted in writing by the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)).

Permitted Lease means any lease on retail shops, restaurants, non-gaming space that form part of the Resort, and arrangement for the junkets to use space in the Resort exclusively, entered into by the Company on commercial terms.

Permitted Property Distribution means a Permitted Restricted Payment by way of a Distribution of an asset other than cash not forming part of, nor comprising any asset required for the operation of, the Resort by a member of the Restricted Group to a person which is not a member of the Group.

Permitted Restricted Payment means:

(a)

any Restricted Payment made by a member of the Restricted Group out of the Net Listco IPO Proceeds, provided that such payment is made when no Default is outstanding or would occur immediately after the making of such payment;

(b)	any Restricted Payment to a Sponsor Affiliate in respect of a Sponsor Reimbursement Amount;

(c)

any Restricted Payment of Agreed Subordinated Fees or Agreed Listco Corporate Overhead Expenses, provided that such payment is made when no Default is outstanding or would occur immediately after the making of such payment;

(d)	any other Restricted Payment, provided that such payment is made:

(i)	when no Default is outstanding or would occur immediately after the making of such payment;

(ii)

when at least five Business Days prior to the making of such payment, the Company has delivered to the Facility Agent a Permitted Restricted Payment Certificate certifying that the Pro Forma Adjusted Leverage Ratio does not exceed 4:00 to 1:00 immediately after the making of such payment; and

13	CREDIT AGREEMENT

(iii)

where the Pro Forma Adjusted Leverage Ratio will not exceed 4.00:1.00 but will exceed 3.50:1.00 immediately after the making of such payment, the Company has made a voluntary prepayment in compliance with Subclause 8.4 (Mandatory prepayment – Permitted Restricted Payment).

Permitted Restricted Payment Certificate means, in relation to a proposed Permitted Restricted Payment referred to in paragraph (d) of the definition of Permitted Restricted Payment, a certificate from the Company, signed by its chief finance officer, to the Facility Agent:

(a)	certifying that no Default is outstanding or would occur immediately after the making of such proposed Permitted Restricted Payment; and

(b)

setting out the Pro Forma Adjusted Leverage Ratio (taking into account any prepayment that may be required to be made pursuant to Subclause 8.4 (Mandatory prepayment – Permitted Restricted Payment) as a result of such proposed Permitted Restricted Payment) immediately after the making of such proposed Permitted Restricted Payment, enclosing the financial statements for the 12-month period upon which the calculation of the Pro Forma Adjusted Leveraged Ratio is based.

Permitted Security means:

(a)	any Security Interest constituted by the Security Documents;

(b)	any lien arising by operation of law and in the ordinary course of business;

(c)	any Security Interest on the shares or share capital of or loans to a Non-Recourse Subsidiary to secure any obligation of that Non-Recourse Subsidiary

(d)	any second ranking Security Interest referred to in paragraph (d) of the definition of Permitted Financial Indebtedness;

(e)	until the Closing Date, any Security Interest securing the Existing Facilities;

(f)	any netting or set-off arrangement entered into by any member of the Restricted Group in the ordinary course of its banking arrangements;

(g)	any Security Interest over or affecting any asset acquired by a member of the Restricted Group after the Closing Date and if:

(i)	the Security Interest was not created in contemplation of the acquisition of that asset by a member of the Restricted Group; and

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by that member of the Restricted Group;;

(h)

any Security Interest over or affecting any asset of any company which becomes a member of the Restricted Group after the Closing Date, where the Security Interest is created prior to the date on which that company becomes a member of the Restricted Group and if:

(i)	the Security Interest was not created in contemplation of the acquisition of that asset by that company; and

14	CREDIT AGREEMENT

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by that company;

(i)

any Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Restricted Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Restricted Group;

(j)	any Security Interest arising as a consequence of any finance or capital lease permitted pursuant to paragraph (h) of the definition of Permitted Financial Indebtedness;

(k)

tax liens which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company and/or the relevant member of the Restricted Group in conformity with GAAP;

(l)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

(m)

pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation provided that if such pledges are being contested, appropriate reserves (determined in accordance with GAAP) are maintained on the books of the Company or the relevant member of the Restricted Group;

(n)

deposits by or on behalf of a member of the Restricted Group to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, appeal bonds and other obligations of a like nature of that member of the Restricted Group incurred in the ordinary course of business;

(o)	any attachment or judgment lien not constituting an Event of Default;

(p)	liens in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q)

Security Interests over cash deposits with, or held for the account of, a member of Restricted Group securing reimbursement obligations under performance bonds, guarantees, commercial or standby letters of credit, bankers’ acceptances or similar instruments permitted under paragraph (i) of the definition of Permitted Financial Indebtedness granted in favour of the issuers of such performance bonds, guarantees, commercial letters of credit or bankers’ acceptances, so long as the amount of cash secured by such Security Interest does not exceed 110 per cent. of the amount of the Permitted Financial Indebtedness secured thereby (ignoring any interest earned or paid on such cash)

(r)

in the event of any proposed refinancing in full of the Facilities, any Security Interest granted to the relevant financiers to secure such refinancing so long as such Security Interest ranks behind the Security Interest created by the Security Documents pending such refinancing being completed and where the conditions set out in Subclause 19.5(c)(ii) (Negative pledge) are met;

(s)

easements, rights-of-way, restrictions, encroachments and other similar encumbrances and other minor defects and irregularities in title, in each case incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property

15	CREDIT AGREEMENT

subject thereto or materially interfere with the ordinary conduct of the business of the Company and/or members of the Restricted Group;

(t)

licences of patents, trademarks and other IP Rights granted by the Company or any member of the Restricted Group in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company;

(u)	any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any site and site easements; or

(v)	any Security Interest constituted by the Second Property Security Documents, entered into in accordance with Subclause 19.31 (Second Property Financing).

Permitted Transaction means:

(a)	an intra-Group re-organisation of any member of the Group on a solvent basis; or

(b)	a Listco IPO Reorganisation.

Permitted Transferee means, in respect of any interest in the shares in the share capital of the Company owned directly or indirectly by Ms. Pansy Ho or a company controlled (as defined in Schedule 4 (Permitted Transferee Provisions)) by Ms. Pansy Ho, a transferee of such interest pursuant to and in compliance with the provisions set out in Schedule 4 (Permitted Transferee Provisions).

PHCO means Grand Paradise Macau Limited, a corporation organised under the laws of the Isle of Man.

Pledge over Gaming Equipment and Utensils means the pledge over gaming equipment and utensils dated on or about the date of this Agreement between the Company and the Security Agent.

Pledge over Intellectual Property means the pledge over intellectual property dated on or about the date of this Agreement between the Company and the Security Agent.

Pledge over Onshore Accounts the pledge over onshore accounts dated on or about the date of this Agreement between the Company and the Security Agent.

Power of Attorney means the irrevocable power of attorney dated on or about the date of this Agreement granted by the Company in favour of the Security Agent in connection with the Security Documents.

PRC means the Peoples’ Republic of China.

Pro Forma Adjusted Leverage Ratio means, on any date, the ratio of:

(a)	Adjusted Total Debt on that date after giving effect to any prepayment of the Facilities to be made on that date or as a consequence of a Permitted Restricted Payment on that date; to

(b)

EBITDA for the 12-month period ending on the last day of the most recent calendar month having then occurred based on the accounts of the Company for that 12-month period enclosed with the Permitted Restricted Payment Certificate, after giving effect to any prepayment of the Facilities to be made on that date or as a consequence of a Permitted Restricted Payment on that date.

16	CREDIT AGREEMENT

Pro Rata Share means:

(a)	for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

(b)	for any other purpose on a particular date:

(i)	the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii)	if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

(iii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

(iv)	when the term is used in relation to a Facility, the above proportions but applied only to the Loans and Commitments for that Facility.

For the purpose of sub-paragraph (iv) above, the Facility Agent will determine, in the case of a dispute whether the term in any case relates to a particular Facility.

Rate Fixing Day means:

(a)	the first day of a Term for a Loan denominated in Hong Kong Dollars; or

(b)	the second London Business Day before the first day of a Term for a Loan denominated in US Dollars; or

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Reference Banks means:

(a)	in relation to HIBOR, the principal Hong Kong offices of Bank of America, N.A., Bank of China Limited, Macau Branch and Industrial and Commercial Bank of China (Macau) Limited; and

(b)	in relation to LIBOR, the principal office in London of Bank of America, N.A., Bank of China Limited, Macau Branch and Industrial and Commercial Bank of China (Macau) Limited,

and any other bank or financial institution appointed as such by the Facility Agent (in consultation with the Company) under this Agreement.

Repayment Instalment means each scheduled instalment for repayment of the Term Loans.

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Clause 16 (Representations and warranties) or any other Finance Document.

Request means a request for a Loan, substantially in the form of Schedule 6 (Form of Request).

17	CREDIT AGREEMENT

Resignation Request means a letter in the form of Schedule 10 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.

Resort means the hotel and resort complex and the casino on land leased to the Company under the Land Concession Contract and the ownership, operation and maintenance of such hotel and resort complex and casino by the Company.

Restricted Group means, as at any date, the Group other than a person which is a Non-Recourse Subsidiary as at that date.

Restricted Payment means:

(a)	a payment or Distribution;

(b)	a subscription of equity;

(c)	a repayment or prepayment of principal, or payment of interest, fees or other amounts, in respect of any Financial Indebtedness;

(d)	an advance of Financial Indebtedness,

in each case, by a member of the Restricted Group to or in a Sponsor Affiliate.

Revolving Credit Commitment means:

(a)

for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Revolving Credit Commitments and designated A or B and the amount of any other Revolving Credit Commitment so designated which it acquires; and

(b)	for any other Lender, the amount of any Revolving Credit Commitment so designated which it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Revolving Credit Facility means the revolving credit facility referred to in Subclause 2.2 (Revolving Credit Facility) comprising that portion drawable from the A Revolving Credit Commitments and that portion drawable from the B Revolving Credit Commitments.

Revolving Credit Loan means a Loan under the Revolving Credit Facility, and when designated A or B, a Loan under the Revolving Credit Facility so designated.

Rollover Loan means, unless provided to the contrary in this Agreement, one or more Revolving Credit Loans:

(a)	to be made on the same day that a maturing Revolving Credit Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Revolving Credit Loan;

(c)	in the same currency as the maturing Revolving Credit Loan; and

(d)	to be made for the purpose of refinancing a maturing Revolving Credit Loan.

Screen Rate means:

18	CREDIT AGREEMENT

(a)

for HIBOR, the rate designated as “FIXING@11:00” (or any other designation which may from time to time replace that designation or, if no such designation appears, the arithmetic average (rounded upwards, to five decimal places) of the displayed rates for the relevant period) appearing under the heading “HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)”; and

(b)	for LIBOR, the British Bankers Association Interest Settlement Rate,

for the relevant currency and Term displayed on the appropriate page of the Reuters screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

Second Property means one or more resort-hotel-casinos (other than the Resort) developed or constructed by a member of the Group or Listco or one of Listco’s wholly-owned direct or indirect Subsidiaries in Macau.

Second Property Finance Party means a lender or any other party providing, arranging, financing or administering the Second Property Financing.

Second Property Financing means any Financial Indebtedness incurred by any person (other than any member of the Restricted Group) for the purpose of the Second Property.

Second Property Security Document means:

(a)	any document evidencing or creating security over:

(i)	the shares or share capital of the Company;

(ii)	any termination proceeds of the Sub-Concession Contract; or

(iii)	any asset of a member of the Restricted Group associated with the Second Property (and not associated with the Resort),

in each case, to secure a Second Property Financing; or

(b)	a Common Security Sharing Agreement.

Secured Finance Document means a Finance Document or a Secured Hedging Document.

Secured Hedging Bank means a secured hedging bank party to the Security Trust and Intercreditor Deed from time to time.

Secured Hedging Debt means, except to the extent expressly provided in the Security Trust and Intercreditor Deed, all Liabilities payable or owing by any Obligor to a Secured Hedging Bank under or in connection with the Secured Hedging Documents.

Secured Hedging Document means:

(a)	any document designated as such under the Security Trust and Intercreditor Deed by the Security Agent and a Secured Hedging Bank; or

(b)	any contract entered into or confirmation given under that hedging document.

19	CREDIT AGREEMENT

Secured Parties has the meaning given to it in the Security Trust and Intercreditor Deed.

Security Document means:

(a)	the Company Share Pledge;

(b)	the Mortgage over Leasehold Land;

(c)	the Land Security Assignment;

(d)	the Power of Attorney;

(e)	the Assignment of Rights;

(f)	the Pledge over Gaming Equipment and Utensils;

(g)	the Pledge over Onshore Accounts;

(h)	the Assignment of Insurances;

(i)	an Assignment of Reinsurances;

(j)	the Pledge over Intellectual Property;

(k)	the Floating Charge;

(l)	the Livranças Covering Letter;

(m)	the Livranças;

(n)	the Debenture;

(o)	the Sub-Concession Consent Agreement;

(p)	the Land Concession Consent Agreement;

(q)	the Superemprego Share Pledge; or

(r)	any other document evidencing or creating security over any asset of any member of the Restricted Group to secure any obligation of any Obligor to a Secured Party under the Secured Finance Documents.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation, security interest or encumbrance of any kind or any other agreement or arrangement having a similar effect, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any option or other agreement to give a mortgage, lien, pledge, charge assignment, hypothecation, security interest or encumbrance of any kind or any other agreement or arrangement having a similar effect).

Security Trust and Intercreditor Deed means the security trust and intercreditor deed dated on or about the date of this Agreement between, among others, the Parties, MGM, each Shareholder and certain creditors of the Group.

Shareholder means Ms. Pansy Ho, PHCO, MGM I, or MGM II.

20	CREDIT AGREEMENT

Sponsor means MGM or Ms Pansy Ho (including any of her Permitted Transferees).

Sponsor Affiliate means a Sponsor, a Shareholder or any of their Affiliates (other than a member of the Group) or any company that is controlled by a Sponsor or jointly controlled by each Sponsor. For the purpose of this definition, controlled means having the power to direct the management and the policies of an entity whether through ownership of voting capital, by contract or otherwise.

Sponsor Loan Documents means the MGM Subordinated Loan Agreement or the Sponsor Loan Note Instrument.

Sponsor Loan Note Instrument means the loan note instruments each dated 19 April 2005 between:

(a)	MGM I and the Company in the amount of US$67,522,000;

(b)	PHCO and the Company in the amount of US$54,041,000; and

(c)	Ms. Pansy Ho and the Company in the amount of US$13,510,000.

Sponsor Reimbursement Amount means the amount of any documented cost, liability or expense incurred by a Sponsor Affiliate on behalf of the Company (to the extent not already reimbursed by any other means) under any arm’s length arrangement between such Sponsor Affiliate and the Company entered into for the purpose of the bona fide operation of the Company’s business, including, without limitation, any marketing fees payable by the Company to such Sponsor Affiliate for customer referrals where such fees do not exceed three per cent. of the theoretical win (calculated by the Company (acting reasonably)) on the gaming revenues so referred, or any other arrangements which are on terms and conditions approved by the stock exchange on which the shares of Listco are to be listed.

Sub-Concession Consent Agreement means the agreement relating to Security Interests (with the exclusion of land concession and immovable property) dated on or about the date of this Agreement between the Macau Government, the Company and the Security Agent.

Sub-Concession Contract means the sub-concession contract dated 19 April 2005 between Sociedade de Jogos de Macao, S.A., a corporation organised under the laws of Macau, and the Company for the operation of games of chance and other games in casinos in Macau and the written confirmations from the Macau Government dated 19 April 2005, pursuant to which the Sub-Concession Contract was authorised and approved pursuant to applicable laws and regulations and confirming the Macau Government’s rights and obligations with respect to the Sub-Concession Contract.

Subordinated Debt means Financial Indebtedness incurred by the Company which is subordinated to the Financial Indebtedness of the Company under the Facilities in the manner and to the extent set out in the Security Trust and Intercreditor Deed.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Superemprego Share Pledge means the pledge over quotas in Superemprego Lda. dated on or about the Closing Date between the Company and the Security Agent.

21	CREDIT AGREEMENT

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Term Loan means a Loan under the Term Loan Facility, and when designated A or B a Loan under the Term Loan Facility so designated.

Term Loan Commitment means:

(a)

for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Term Loan Commitments and designated A or B and the amount of any other Term Loan Commitment so designated which it acquires; and

(b)	for any other Lender, the amount of any other Term Loan Commitment so designated which it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Term Loan Facility means the term loan facility referred to in Subclause 2.1 (Term Loan Facility) comprising that portion drawable from the A Term Loan Commitments and that portion drawable from the B Term Loan Commitments.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Total Term Loan Commitments means the aggregate of the Term Loan Commitments of all the Lenders, or when designated A or B, the aggregate of the Term Loan Commitments of all the Lenders bearing that designation.

Total Revolving Credit Commitments means the aggregate of the Revolving Credit Commitments of all the Lenders, or when designated A or B, the aggregate of the Revolving Credit Commitments of all the Lenders bearing that designation.

Transaction Document means:

(a)	a Finance Document;

(b)	the Sub-Concession Contract;

(c)	the Land Concession Contract; or

(d)	the IP Agreement.

Transfer Certificate means:

22	CREDIT AGREEMENT

(a)	for a transfer by assignment, assumption and release, a certificate substantially in the form of Part 1 of Schedule 7 (Forms of Transfer Certificate), and

(b)	for a transfer by novation, a certificate substantially in the form of Schedule 7 (Forms of Transfer Certificate);

in each case, with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

Treasury Transaction means any derivative transaction entered into in connection with protection against or to benefit from the Restricted Group’s exposure to fluctuations in any rate, price, index or credit rating, excluding any derivative transaction entered into for speculative purposes.

UK means the United Kingdom of Great Britain and Northern Ireland.

US Dollars or US$ means the lawful currency for the time being of the United States of America.

Utilisation Date means each date on which a Facility is utilised.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)

a document being in the agreed form means that the document is in a form previously agreed in writing by or on behalf of the Company and the Facility Agent or if not so agreed is in a form specified by the Facility Agent;

(ii)

an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(iii)	assets includes present and future properties, revenues and rights of every description;

(iv)	an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;

(v)	disposal means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(vi)

the equivalent of one currency (the first currency) in another currency (the second currency) shall (unless otherwise specified) be determined by the Facility Agent or such person nominated by the Facility Agent acting reasonably for that purpose by reference to its spot rate of exchange in Hong Kong for the purchase of the second currency with the first currency at or about 11:00 a.m. on the date of the determination or if no such spot rate of exchange exists on that date, by such other method as the Facility Agent (in consultation with the Company) shall reasonably determine;

(vii)

a guarantee means (other than in clause 8 (Guarantee and indemnity) of the Security Trust and Intercreditor Deed) any guarantee, bond, letter of credit, indemnity or similar assurance against financial loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person, where, in each case, that obligation is assumed in order to maintain or asset the ability of that person to meet any of its indebtedness;

23	CREDIT AGREEMENT

(viii)	indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(ix)

customer due diligence requirements are to the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(x)

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(xi)

real property means any freehold, leasehold or immovable property and any buildings, erections, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property;

(xii)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)	a currency is a reference to the lawful currency for the time being of the relevant country;

(xiv)	a Default being outstanding means that it has not been remedied or waived;

(xv)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xvi)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xvii)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xviii)

a Finance Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other document or security, including any change in the purpose of, any extension for or any increase in the amount of a facility or any additional facility; and

(xix)	a time of day is a reference to Hong Kong time.

(b)

Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)

notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

24	CREDIT AGREEMENT

(c)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)

any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is, may be or is capable of becoming outstanding under the Finance Documents.

(d)	The headings in this Agreement do not affect its interpretation.

1.3	Conflict with a Finance Document

If there is any conflict between:

(a)	the terms of this Agreement and the terms of any other Finance Document (other than the Security Trust and Intercreditor Deed), the terms of this Agreement will prevail; and

(b)	the terms of this Agreement and the terms of the Security Trust and Intercreditor Deed, the terms of the Security Trust and Intercreditor Deed will prevail.

1.4	Third parties

Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.

2.	FACILITIES

2.1	Term Loan Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a term loan facility in an aggregate amount equal to the Total Term Loan Commitments.

2.2	Revolving Credit Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a revolving credit facility in an aggregate amount equal to the Total Revolving Credit Commitments.

2.3	Limitations

(a)	The Term Loan Commitments may only be drawn down on the Closing Date in a single drawing.

(b)	No utilisation of the Revolving Credit Facility will be made unless the Term Loans have been or are on the same date (being the Closing Date) being made.

(c)	The A Revolving Credit Commitments and B Revolving Credit Commitments must be drawn down in pro rata proportion on each relevant Utilisation Date.

25	CREDIT AGREEMENT

2.4	Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:

(a)	the obligations of a Finance Party under the Finance Documents are several;

(b)	failure by a Finance Party to perform its obligations does not affect the obligations of any other person under the Finance Documents;

(c)	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)	the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f)	a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.	PURPOSE

3.1	Term Loans

Subject to Subclause 3.3 (Non-gaming purposes), each Term Loan may only be used for:

(a)	refinancing the Existing Facilities; and

(b)	to pay any break funding costs and other fees, costs and expenses payable in connection with that refinancing and under Subclause 25.1 (Costs).

3.2	Revolving Credit Loans

Subject to Subclause 3.3 (Non-gaming purposes), each Revolving Credit Loan may only be used for:

(a)	refinancing the Existing Facilities and to pay any break funding costs and other fees, costs and expenses payable in connection with that refinancing; or

(b)	for all proper corporate purposes of the Group.

3.3	Non-gaming purposes

No B Term Loan or B Revolving Credit Loan may be directly used for purposes connected with the operation of casino, games of chance or other forms of gaming.

3.4	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

26	CREDIT AGREEMENT

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

(a)

A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received (or waived receipt of) all of the documents and evidence set out in and appearing to comply with the requirements of Section (A) of Part 1 of Schedule 2 (Conditions precedent documents).

(b)

No Loan may be advanced to the Company until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in and appearing to comply with the requirements of Section (B) of Part 1 of Schedule 2 (Conditions precedent documents).

(c)	The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The obligations of each Lender to participate in any Loan (other than a Rollover Loan) are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)	the Repeating Representations are correct in all material respects; and

(b)	no Default is outstanding or would result from the Loan.

4.3	Maximum number

(a)	Subject to paragraph (b) below, unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than ten Loans outstanding.

(b)	In determining the number of Loans that are outstanding at the time a Request is given:

(i)	the designated A and B portions of each Term Loan together shall be considered as one Loan; and

(ii)	the designated A and B portions of each Revolving Credit Loan together shall be considered as one Loan.

5.	UTILISATION

5.1	Giving of Requests

(a)	The Company may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)

Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11:00 a.m. two Business Days before the Rate Fixing Day for the proposed borrowing.

(c)	Each Request is irrevocable.

5.2	Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

27	CREDIT AGREEMENT

(a)	it identifies the Facility under which the Loan is to be made;

(b)	the Utilisation Date is a Business Day falling within the Availability Period for the Facility under which the Loan is to be made;

(c)	the amount of the Loan requested is:

(i)	a minimum of HK$50,000,000 and an integral multiple of HK$10,000,000 or an amount which complies with Clause 6 (Optional Currency); or

(ii)	any lesser amount which represents the maximum undrawn amount available under the relevant Facility on the proposed Utilisation Date.

(d)	the proposed currency and Term complies with this Agreement.

5.3	Advance of Loan

(a)	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender’s share of the requested Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to participate in a Loan if, as a result:

(i)	its share in the Loans under a Facility would exceed its Commitment for that Facility; or

(ii)	the Loans under a Facility would exceed the Total Commitments under that Facility.

(d)

If the conditions set out in this Agreement have been met, each Lender must make its share in the requested Loan available to the Facility Agent for the Company through its Facility Office on the Utilisation Date.

6.	OPTIONAL CURRENCY

6.1	General

In this Clause:

Agent’s Spot Rate of Exchange means the Facility Agent’s spot rate of exchange for the purchase of US Dollars in the Hong Kong foreign exchange market with Hong Kong Dollars as of 11.00 a.m. on a particular day.

Hong Kong Dollar Amount of a Loan or part of a Loan means:

(a)	if the Loan is denominated in Hong Kong Dollars, its amount; or

(b)

in the case of any other Loan denominated in US Dollars, its equivalent in Hong Kong Dollars calculated on the basis of the Agent’s Spot Rate of Exchange one Business Day before the Rate Fixing Day for the most recent Term of that Loan.

6.2	Denomination

(a)	Term Loans may only be denominated in Hong Kong Dollars.

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(b)	Revolving Credit Loans may be denominated in Hong Kong Dollars or, subject as provided below, US Dollars.

6.3	Selection

(a)	The Company must select the currency of a Loan in its Request.

(b)	The amount of a Revolving Credit Loan requested in US Dollars must be a minimum amount of the equivalent of HK$50,000,000 and, if required by the Facility Agent, an integral multiple of US$1,000,000.

6.4	Optional Currency equivalents

The equivalent in Hong Kong Dollars of a Loan or part of a Loan in US Dollars for the purposes of calculating:

(a)	whether any limit under this Agreement has been exceeded;

(b)	the amount of a Loan;

(c)	the share of a Lender in a Loan;

(d)	the amount of any repayment or prepayment of a Loan; or (e) the undrawn amount of a Lender’s Commitment,

is its Hong Kong Dollar Amount.

6.5	Notification

The Facility Agent must notify the Lenders and the Company of the relevant Hong Kong Dollar Amount (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained.

7.	REPAYMENT

7.1	Repayment of Term Loans

(a)	The Company must repay the Term Loans in full in accordance with the following repayment schedule:

Repayment Instalment	Repayment Date (months from the date of this Agreement)	Repayment Amount (percentage of the aggregate principal amount of all Term Loans outstanding as at the end of the Availability Period for the Term Loan Facility)
1	24	2.5%
2	27	2.5%
3	30	2.5%
4	33	2.5%

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5	36	5.0%
6	39	5.0%
7	42	5.0%
8	45	5.0%
9	48	5.0%
10	51	5.0%
11	54	5.0%
12	57	5.0%
13	60	50.0%

(b)	The final Repayment Instalment must be repaid on the Final Maturity Date.

7.2	Repayment of Revolving Credit Loans

(a)	The Company must repay each Revolving Credit Loan in full on its Maturity Date, which may be netted off against the amount of Rollover Loan drawn on that Maturity Date pursuant to paragraph (c) below.

(b)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

(c)

Without prejudice to the Company’s obligation to repay the full amount of each Revolving Credit Loan on its Maturity Date, on the date of any Rollover Loan drawn by the Company, the amount of the Revolving Credit Loan to be repaid and the amount to be drawn down on such date in the same currency shall be netted off against each other so that the amount of cash which the Company is actually required to pay or, as the case may be, the amount of cash which the Lenders are required to pay to the Company, shall be the net amount.

(d)	Any amount of any Revolving Credit Loan still outstanding on the Final Maturity Date shall be repaid on the Final Maturity Date.

8.	PREPAYMENT AND CANCELLATION

8.1	Mandatory prepayment – illegality

(a)

A Lender must notify the Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)	After notification under paragraph (a) above the Facility Agent must notify the Company promptly that:

(i)	the Company must repay or prepay the share of that Lender in each Loan on the date specified in paragraph (c) below; and

30	CREDIT AGREEMENT

(ii)	the Commitments of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)	the last day of the current Term of that Loan; or

(ii)	if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

8.2	Mandatory prepayment – change of control, termination event or sale of business

(a)	For the purposes of this Subclause:

(i)	a change of control occurs if:

(A)	prior to the Listco IPO Date:

I.

save as expressly permitted by the terms of the Finance Documents, the Company ceases to be the beneficial owner directly or indirectly of 100 per cent. of the issued share capital of each member of the Restricted Group;

II.	MGM ceases to be the beneficial owner directly or indirectly of at least 50 per cent. of the issued share capital of any Obligor; or

III.

Ms. Pansy Ho, together with PHCO (provided PHCO is under the control of Ms. Pansy Ho) and each Permitted Transferee (if any), ceases to be the beneficial owner directly or indirectly of at least 50 per cent. of the issued share capital of any Obligor; or

(B)

from the Listco IPO Reorganisation Date, Listco ceases to be the beneficial owner directly or indirectly of 100 per cent. of the share capital of the Company (other than any portion of the share capital of the Company that has attached to it nominal economic interests of the Company and is of a class of shares that was created solely for the purposes of complying with requirements as to Macanese ownership of the Company under applicable laws);

(C)	MGM ceases to be the beneficial owner directly or indirectly of at least 25 per cent. of the issued share capital of the Company;

(D)

Ms. Pansy Ho, together with PHCO (provided PHCO is under the control of Ms. Pansy Ho) and each Permitted Transferee (if any), ceases to be the beneficial owner directly or indirectly of at least 25 per cent. of the issued share capital of the Company;

(E)	prior to the Listco IPO Date, the Sponsors (including any Permitted Transferee (if any)) cease to jointly control the Company; or

(F)	a person or persons acting in concert (other than a Sponsor) becomes the beneficial owner directly or indirectly of more issued share capital of the Company than either Sponsor,

provided that in determining whether a change of control has occurred, unexercised options for shares in Listco granted by the Company pursuant to any management incentive programme shall not be considered outstanding issued shares of Listco;

31	CREDIT AGREEMENT

(ii)	a termination event occurs if the Sub-Concession Contract or the Land Concession Contract is terminated, revoked, repudiated or otherwise no longer enforceable by the Company or expires;

(iii)	acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal); and

(iv)	control means the power to direct the management and policies of a person, whether through the ownership of voting capital, by contract or otherwise.

(b)	The Company must promptly notify the Facility Agent if it becomes aware of any change of control.

(c)	If:

(i)	a termination event occurs;

(ii)	there is a sale of all or substantially all of the assets or business of the Group; or

(iii)	a change of control occurs,

then

(A)	the Total Commitments shall be cancelled; and

(B)	all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

8.3	Mandatory prepayment – insurance claims

(a)

In this Subclause, net insurance proceeds means any amount received or recovered by a member of the Restricted Group under any insurance policy in an amount which is in excess of US$10,000,000 for loss or damage to its assets or business relating to the Resort unless those proceeds are applied, within 180 days (or such longer period as may be specified in a plan developed by the Company, during such 180 day period, for the application of such proceeds to which the Facility Agent (acting reasonably and in consultation with the Lenders) may agree) of receipt, in replacement, repair or reinstatement of damaged assets or otherwise the amelioration of the loss in respect of which the relevant insurance claim was made and excluding proceeds required to meet a third party claim less all Taxes and costs and expenses incurred by any member of the Restricted Group in connection with the receipt or recovery.

(b)

The Company must procure that any amount of net insurance proceeds received or recovered by any member of the Restricted Group which exceeds US$10,000,000 and which have not been applied in accordance with subparagraph (a) above is applied towards prepaying the Term Loans.

(c)	Any prepayment under this Subclause must be made on or before the last day of the Term of the Loan to be prepaid in which the net insurance proceeds was received or recovered.

(d)	If the amount to be applied in prepaying the Loans is more than the amount of Loans (if any) then outstanding, the Commitments will be automatically reduced in an amount equal to the excess.

8.4	Mandatory prepayment – Permitted Restricted Payment

(a)	If a member of the Restricted Group makes a Permitted Restricted Payment that is a Permitted Restricted Payment referred to in paragraph (d) of the definition of Permitted Restricted Payment

32	CREDIT AGREEMENT

and the relevant Permitted Restricted Payment Certificate certifies that the Pro Forma Adjusted Leverage Ratio would exceed 3.50:1.00 immediately after the making of such Permitted Restricted Payment, the Company must procure that concurrently with the payment of the Permitted Restricted Payment, an amount that is at least equal to the lower of:

(i)	the amount of such Permitted Restricted Payment; and

(ii)	an amount which, immediately after the prepayment of the Term Loans, would result in the Pro Forma Adjusted Leverage Ratio not to exceed 3.50:1.00,

is applied towards prepayment of the Term Loans or remitted to the blocked account referred to in Subclause 8.5 (Payment into a blocked account) pending application towards prepayment of the Term Loans on the last day of the relevant Term.

(b)

Where a Permitted Restricted Payment is a Permitted Property Distribution, the amount of the Permitted Restricted Payment for the purposes of subparagraph (a)(i) above is the total cost originally expended by the Restricted Group in acquiring the asset that is the subject of the Permitted Property Distribution.

8.5	Payment into a blocked account

(a)	In this Clause blocked account means an interest bearing blocked account in the name of the Company with the Facility Agent.

(b)

When it is established that Loans will be required to be prepaid, under the terms of this Clause, on the last day of the current Term(s) for those Loans, the Company must ensure that an amount equal to the amounts to be repaid or prepaid is deposited in the blocked account.

(c)

The Company irrevocably authorises the Facility Agent to apply any amount deposited with it under paragraph (b) above towards prepayment of the Loans on the last day of the relevant Term(s) or earlier if the Company so directs.

(d)	Amounts standing to the credit of a blocked account may only be used to repay or prepay Loans or any other amounts outstanding under the Finance Documents.

8.6	Voluntary prepayment

Nothing in this Agreement shall prohibit the Company from voluntarily prepaying any Loan in whole or in part if:

(a)	the Company gives not less than three Business Days’ prior notice to the Facility Agent; and

(b)

any prepayment of part of a Loan is in a minimum amount of HK$10,000,000 and an integral multiple of HK$1,000,000 (or, in relation to a Revolving Credit Loan denominated in US Dollars, a minimum amount of US$1,000,000 and an integral multiple of US$1,000,000) or any lesser amount which represents the Loans then outstanding.

8.7	Automatic cancellation

The Commitments of each Lender under each Facility will be automatically cancelled at the close of business on the last day of the Availability Period for that Facility to the extent undrawn at that time.

33	CREDIT AGREEMENT

8.8	Voluntary cancellation

(a)	The Company may, by giving not less than three Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)	Partial cancellation of the Total Commitments must be in a minimum amount of HK$100,000,000 and an integral multiple of HK$10,000,000.

(c)	Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

8.9	Right of repayment and cancellation of certain Lenders

(a)	If the Company is, or will be, required to pay to a Lender:

(i)	a Tax Payment; or

(ii)	an Increased Cost,

the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)	After notification under paragraph (a) above:

(i)	the Company must repay or prepay that Lender’s share in each Loan on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)	the last day of the current Term for that Loan; or

(ii)	if earlier, the date specified by the Company in its notification.

8.10	Right of replacement of certain Lenders

(a)	If:

(i)	an Obligor is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost;

(ii)	it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan; or

(iii)	a Lender’s continued participation in the Facilities would cause the Company or any Sponsor Affiliate to be in breach of any law or regulation,

the Company may, while the requirement, unlawfulness or breach of law or regulation continues, give notice to the Facility Agent and the affected Lender requesting that that Lender assigns and delegates its rights and obligations to an assignee designated by the Company.

(b)	The Company may request an assignment under paragraph (a) above only if:

(i)	it has received the prior written consent of the Facility Agent (such consent, after the Facility Agent has completed all customer due diligence requirements to its satisfaction, not to be

34	CREDIT AGREEMENT

unreasonably withheld and which consent must be given if the Company made the request of assignment pursuant to subparagraph 8.10(a) (ii) above);

(ii)	in connection with the assignment:

(A)

the assigning Lender receives from the new Lender payment of an amount that at least equals the total outstanding principal amount of all of its Loans together with all accrued and unpaid interest and fees and any other amounts owed to it under the Finance Documents;

(B)	the new Lender assumes all Commitments of the assigning Lender, as well as any other obligations of the assigning Lender under the Finance Documents; and

(C)	the assigning Lender assigns to the new Lender all of its Loans and related rights under the Finance Documents;

(iii)	the assignment results in a reduction of the Tax Payment or Increased Costs otherwise payable; and

(iv)	the Company bears all costs of the assignment.

(c)	Any assignment under this Subclause must be effected in accordance with Clause 27 (Changes to the Parties).

8.11	Application between Term Loan Facility and Revolving Credit Facility

(a)	Any amount to be applied in prepayment of Loans must be applied:

(i)	first, in prepayment of Term Loans; and

(ii)	second, in prepayment of Revolving Credit Loans.

(b)	Any amount to be applied in prepayment of Loans must be applied:

(i)	pro rata between the A Term Loan Facility and the B Term Loan Facility; and

(ii)	pro rata between the Revolving Credit Loans designated A and B.

(c)

Where a mandatory or involuntary prepayment of a Revolving Credit Loan is required but there is no Revolving Credit Loan to be prepaid, the relevant Revolving Credit Commitment will be reduced by the amount which would have been required to be applied in prepayment of the Revolving Credit Loans had they been outstanding at that time.

8.12	Partial prepayment of Term Loans

(a)	Any partial prepayment of a Term Loan will be applied against the remaining Repayment Instalments in inverse order of maturity.

(b)	No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

35	CREDIT AGREEMENT

8.13	Re-borrowing of Revolving Credit Loans

Any voluntary prepayment of a Revolving Credit Loan under Subclause 8.6 (Voluntary prepayment) may be re-borrowed on the terms of this Agreement. Any other prepayment of a Revolving Credit Loan may not be re-borrowed.

8.14	Miscellaneous provisions

(a)

Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)	The Company is permitted to prepay a Loan or cancel any Commitment only if such prepayment or cancellation is effected in accordance with the terms of this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

9.	INTEREST

9.1	Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)	Margin; and

(b)	HIBOR or LIBOR, as appropriate.

9.2	Payment of interest

Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than three months, on the dates falling at three-monthly intervals after the first day of that Term.

9.3	Margin adjustments

(a)	The initial Margin is 4.50 per cent. per annum.

(b)

Subject to the other provisions of this Subclause, the Margin will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate and financial statements for the relevant person:

Adjusted Leverage Ratio	Margin (per cent. per annum)
greater than or equal to 4.00 times	4.50

36	CREDIT AGREEMENT

greater than or equal to 3.50 times but less than 4.00 times	4.00
greater than or equal to 3.00 times but less than 3.50 times	3.50
less than 3.00 times	3.00

(c)

Any change in the Margin will, subject to paragraph (d) below, apply to each Loan made, or (if it is outstanding) on the Business Day following receipt by the Facility Agent of the Compliance Certificate and financial statements.

(d)	For so long as:

(i)	the Company is in default of its obligation under this Agreement to provide a Compliance Certificate or relevant financial statements; or

(ii)	an Event of Default is outstanding,

the Margin will be the highest applicable rate, being 4.50 per cent. per annum.

(e)

If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the audited financial statements of the Company in respect of the financial period in which that Compliance Certificate was delivered, the Margin will instead be calculated by reference to those audited financial statements of the Company. Any change will have a retrospective effect. If, in this event, any amount of interest has been paid by the Company on the basis of the Compliance Certificate, the Company must immediately pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the subsequent financial statements.

9.4	Interest on overdue amounts

(a)

If an Obligor fails to pay any amount payable by it under the Finance Documents when due, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)

Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

(i)	select successive Terms of any duration of up to three months; and

(ii)	determine the appropriate Rate Fixing Day for that Term.

(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

(i)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)	the rate of interest on the overdue amount for that first Term will be two per cent. per annum above the rate then payable on that Loan.

37	CREDIT AGREEMENT

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

9.5	Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.	TERMS

10.1	Selection - Term Loans

(a)	Each Term Loan has successive Terms.

(b)

The Company must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c)	If the Company fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d)

Subject to the following provisions of this Clause, each Term for a Term Loan will be one, two, three or six months or any other period shorter than six months agreed by the Company and the Facility Agent or any other period agreed by the Company and all the Lenders which have (or will have) a share in that Term Loan.

10.2	Selection - Revolving Credit Loans

(a)	Each Revolving Credit Loan has one Term only.

(b)	The Company must select the Term for a Revolving Credit Loan in the relevant Request.

(c)

Subject to the following provisions of this Clause, each Term for a Revolving Credit Loan will be one, two, three or six months or any other period shorter than six months agreed by the Company and the Facility Agent or any other period agreed by the Company and all the Lenders which have (or will have) a share in that Revolving Credit Loan.

10.3	Consolidation - Term Loans

If the Company so requests, a Term for a Term Loan will end on the same day as the current Term for any other Term Loan denominated in the same currency as that Term Loan. On the last day of those Terms, those Term Loans will be consolidated and treated as one Term Loan.

10.4	Coincidence with Repayment Instalment dates

(a)

The Company may select any Term of less than six months for a Term Loan (and may redesignate any Term Loan as two Term Loans) to ensure that the amount of the Term Loans with a Term ending on a date for repayment of a Repayment Instalment is not less than the Repayment Instalment due on that date.

38	CREDIT AGREEMENT

(b)

If the Company fails to make a selection in the circumstances envisaged in paragraph (a) above, the Facility Agent may, before the Rate Fixing Day for the relevant Term shorten any Term for a Term Loan (and may designate any Term Loan as two Term Loans) to achieve the same end.

10.5	No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

10.6	Other adjustments

The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans, but no Term in excess of six months may be agreed by the Facility Agent without the prior consent of all the Lenders which have (or will have) a share in the relevant Loan.

10.7	Notification

The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

11.	MARKET DISRUPTION

11.1	Failure of a Reference Bank to supply a rate

If HIBOR or LIBOR, as appropriate, is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable HIBOR or LIBOR, as appropriate, will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

11.2	Market disruption

(a)	In this Clause, each of the following events is a market disruption event:

(i)

HIBOR or LIBOR, as appropriate, is to be calculated by reference to the Reference Banks but no, or (where there is more than one Reference Bank) only one, Reference Bank supplies a rate by 12.00 noon (local time) on the relevant Rate Fixing Day; or

(ii)

the Facility Agent receives by close of business on the Business Day immediately following the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 35 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of HIBOR or LIBOR, as appropriate, for the relevant currency and Term.

(b)	The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)	After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)	Margin; and

(ii)

the higher of (A) the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that

39	CREDIT AGREEMENT

Loan from whatever source it may reasonably select and (B) in relation to a market disruption event under sub-paragraph (a)(ii) above, HIBOR or LIBOR, as appropriate.

11.3	Alternative basis of interest or funding

(a)

If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b)	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

12.	TAXES

12.1 General

In this Clause:

Indirect Tax means any goods and services tax, consumption tax, value added tax or any other tax of a similar nature.

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

12.2	Tax gross-up

(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

If an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)

Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

12.3	Tax indemnity

(a)

Except as provided below, the Company must, within five Business Days of demand by the Facility Agent, indemnify a Finance Party against any loss or liability or cost which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

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(b)	Paragraph (a) above does not apply with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Subclause 12.2 (Tax gross-up); or

(ii)	would have been compensated for by an increased payment under Subclause 12.2 (Tax gross-up) but was not compensated solely because one of the exclusions in that Subclause applied.

(d)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

(e)	A Finance Party must, on receiving a payment from an Obligor under this Clause notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	it has obtained, used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

12.5	Stamp taxes

The Company must pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

12.6 Indirect Tax

(a)

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for Indirect Tax purposes are deemed to be exclusive of any Indirect Tax which is or becomes chargeable on that

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supply, and accordingly, subject to paragraph (b) below, if Indirect Tax is chargeable on any supply made by any Finance Party to any Party under a Finance Document and the Finance Party is required to account for the Indirect Tax, that Party must pay to the Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the Indirect Tax (and such Finance Party must promptly provide an appropriate Indirect Tax invoice to that Party).

(b)

If Indirect Tax is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), the Relevant Party must also pay to the Supplier (if that Supplier is required to account for the Indirect Tax) or the Recipient (if the Recipient is required to account for the Indirect Tax) (in addition to and at the same time as paying that amount) an amount equal to the amount of Indirect Tax. The Recipient must promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the Indirect Tax chargeable on that supply.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party must also at the same time reimburse and indemnify (as the case may be) the Finance Party against all Indirect Tax incurred by the Finance Party in respect of such costs or expenses but only to the extent that the Finance Party (reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Indirect Tax.

(d)

If Indirect Tax is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by the Finance Party, the Party must promptly give the Finance Party details of its Indirect Tax registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply.

13.	INCREASED COSTS

13.1	Increased Costs

Except as provided below in this Clause, the Company must, within 5 Business Days of demand by the Facility Agent, pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation, in each case after the date of this Agreement; or

(b)	compliance with any law or regulation made after the date of this Agreement.

13.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	compensated for under another Clause or would have been but for an exception to that Clause; or

(b)	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

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13.3	Claims

(a)

A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.

(b)	Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost.

14.	MITIGATION

14.1	Mitigation

(a)	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to that Finance Party; or

(ii)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)	The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d)	A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.2	Conduct of business by a Finance Party

No term of any Finance Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

15.	PAYMENTS

15.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in Hong Kong as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

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15.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value by 11:00 a.m. on the due date in immediately available funds or at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

15.3	Distribution

(a)

Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)

The Facility Agent may (with the consent of the Obligor in question or in accordance with Clause 29 (Set-off)) apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)

Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

15.4	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Subclause.

(b)	Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)	A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e)	Each other amount payable under the Finance Documents is payable in Hong Kong Dollars.

15.5	No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

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15.6	Business Days

(a)

If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

15.7	Partial payments

(a)

If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses due to the Administrative Parties under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent must, if so directed by the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)	This Subclause will override any appropriation made by an Obligor.

15.8	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

16.	REPRESENTATIONS AND WARRANTIES

16.1	Representations and warranties

(a)

The representations and warranties set out in this Clause are made to each Finance Party by each Obligor for itself and on behalf of each Subsidiary of that Obligor that is a member of the Restricted Group.

(b)	References in this Clause to it or its or Subsidiaries include, unless the context otherwise requires, each Obligor and each Subsidiary of that Obligor that is a member of the Restricted Group only.

16.2	Status

(a)	It is a company with limited liability, duly formed and validly existing under the laws of the jurisdiction in which it is formed.

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(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

16.4	Legal validity

(a)	Subject to the Legal Reservations:

(i)	each Transaction Document to which it is a party is its legally binding, valid and enforceable obligation; and

(ii)	each Security Document to which it is a party creates the Security Interests which that Security Document purports to create and such Security Interests are valid and effective.

(b)	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

16.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents in any material respect; or

(c)	any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets in any material respect.

16.6	Compliance

As at the date of this Agreement and the Closing Date:

(a)

it is in compliance with all laws and regulations in all material respects and no notices of any material violation of any authorisation has been issued, entered or received by it which are continuing.

(b)	it is compliance in all material respects with its obligations under the Transaction Documents to which it is a party.

16.7 No default

(a)	As at the date of this Agreement and the Closing Date, no Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document.

(b)

No other event or circumstance is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

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16.8	Authorisations

As at the date of this Agreement and the Closing Date, all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

16.9	UK establishment

It is not incorporated inside the UK nor has it registered a UK establishment or place of business with the Registrar of Companies under the Overseas Companies Regulations 2009 or Part 23 of the Companies Act 1985.

16.10	Financial statements

Its audited financial statements most recently delivered to the Facility Agent (which, in the case of the Company at the date of this Agreement, are its Original Financial Statements):

(a)	have been prepared in accordance with GAAP consistently applied; and

(b)	give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

16.11	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.12	No material adverse change

As at the date of this Agreement and the Closing Date there has been no material adverse change in the assets or consolidated financial condition of the Group since 31 December 2009.

16.13	Litigation

(a)

As of the date of this Agreement and the Closing Date, no litigation, arbitration, expert determination, alternative dispute resolution or administrative proceedings against it are current or, to its knowledge, pending or threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

(b)	As of the date of this Agreement and the Closing Date, no labour disputes are current or, to its knowledge, threatened which have or would have a Material Adverse Effect.

16.14	IP Rights

(a)

It is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all IP Rights which are material in the context of its business and which are required by it in order to carry on its business in all material respects as it is being conducted.

(b)	It has taken all formal or procedural actions (including payment of fees) required to maintain those IP Rights.

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(c)	None of those IP Rights is being infringed, nor (to its knowledge) is there any threatened infringement of any of those IP Rights, in any material respect.

(d)	It does not, in carrying on its business, infringe any IP Rights of any third party in any respect which has a Material Adverse Effect.

16.15	Environment

(a)	As at the date of this Agreement and the Closing Date, it has obtained all Environmental Approvals required for the carrying on of its business as currently conducted and has complied with:

(i)	the terms and conditions of such Environmental Approvals; and

(ii)	all other applicable Environmental Laws,

where, in each case, if not obtained or complied with the failure or its consequences would have a Material Adverse Effect.

(b)

There are, to its knowledge, no circumstances that may prevent or interfere with its compliance with the terms and conditions of all Environmental Approvals required for the carrying on of its business as conducted on the date of this Agreement and all other applicable Environmental Laws in the future.

(c)

As at the date of this Agreement and the Closing Date, there is no Environmental Claim pending or formally threatened and there are no past or present acts, omissions, events or circumstances that would form, or are reasonably likely to form, the basis of any Environmental Claim against any member of the Restricted Group which would or would reasonably be expected to have a Material Adverse Effect.

16.16	Information

(a)

In this Subclause, Information means all information, including factual information, financial projections, expression or opinion, expectation, intention or policy or any other information made available by or on behalf of any member of the Group or the Sponsors to the Finance Parties in connection with the transaction contemplated by the Transaction Documents, whether such information is provided prior to, on or after the date of this Agreement.

(b)

All factual information provided to any Finance Party by or on behalf of any member of the Group or the Sponsors on or prior to the Closing Date in connection with the transactions contemplated under the Finance Documents was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(c)

Any financial projections contained in the Information provided to any Finance Party on or prior to the Closing Date have been prepared as at its date, on the basis of recent historical information and on the basis of reasonable assumptions.

(d)

Nothing has occurred or been omitted from the Information provided to any Finance Party on or prior to the Closing Date and no Information has been given or withheld that would result in the Information provided to any Finance Party on or prior to the Closing Date being untrue or misleading in any material respect.

(e)

All other Information provided by any member of the Group to the Finance Parties is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

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16.17	Assets

(a)	It is the sole legal and beneficial owner of the shares and other assets which it charges or purports to charge under any Security Document.

(b)	It has a good and valid title to, or valid leases or licences of, and all appropriate authorisations to use, all assets necessary to conduct its business as it is being or will be conducted.

16.18	Dormant Subsidiaries

As of the date of this Agreement and the Closing Date, each Subsidiary of the Company which is not an Original Guarantor is a Dormant Subsidiary.

16.19	Financial Indebtedness and Security Interests

As at the date of this Agreement and the Closing Date:

(a)	no member of the Restricted Group has any Financial Indebtedness outstanding which is not Permitted Financial Indebtedness.

(b)	no Security Interest exists over the whole or any part of the assets of any member of the Restricted Group except for Permitted Security.

16.20	Insurance

As at the date of this Agreement and the Closing Date:

(a)	There is no outstanding insured loss or liability incurred by it which is HK$10,000,000 or its equivalent or more which is not expected to be covered to the full extent of that loss or liability.

(b)

There has been no non-disclosure, misrepresentation or breach of any term of any material Insurance which would entitle any insurer of that Insurance to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of any member of the Restricted Group.

(c)	No insurer of any material Insurance is in run-off or has entered into any insolvency proceedings.

16.21	Taxes on payments

(a)

It is not overdue (taking into account any grace periods granted or attached thereto) in the filing of any Tax returns or filings relating to any material amount of Tax and it is not overdue in the payment of any material amount of, or in respect of, Tax.

(b)	No claim or investigations by any Tax authority are being made or conducted against it which would have a Material Adverse Effect.

(c)	As at the date of this Agreement and the Closing Date, for Tax purposes, it is resident only in the jurisdiction of its incorporation.

(d)	As at the date of this Agreement and the Closing Date, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

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16.22	Stamp duties

As at the date of this Agreement and the Closing Date, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document except for any charge for filings or registrations required in Macau or Hong Kong for the purposes of perfecting the Security Interests created under the Security Documents.

16.23	Immunity

(a)

The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

16.24	No adverse consequences

As at the date of this Agreement and the Closing Date:

(a)	It is not necessary under the laws of its jurisdiction of incorporation:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the entry into of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

(b)

no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the entry into, performance and/or enforcement of any Finance Document.

16.25	Jurisdiction/governing law

(a)	In this Subclause:

Relevant Jurisdiction means in relation to any member of the Restricted Group:

(i)	its jurisdiction of incorporation;

(ii)	any jurisdiction where any asset subject to or intended to be subject to a Security Document is situated;

(iii)	any jurisdiction where it conducts its business; and

(iv)	the jurisdiction whose laws govern the perfection of any Security Document entered into by it.

(b)	Subject to the Legal Reservations:

(i)	its:

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(A)	irrevocable submission under the Finance Documents to the jurisdiction of the courts of England;

(B)	agreement that each Finance Document is governed by English law; and

(C)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its Relevant Jurisdiction; and

(ii)	any judgment obtained in England will be recognised and be enforceable by the courts of its Relevant Jurisdiction.

16.26	Authorised Signatures

Any person specified as its authorised signatory pursuant to any document required to be delivered under Schedule 2 (Conditions precedent documents) or Subclause 17.6 (Information -miscellaneous) is authorised to sign Requests (in the case of the Company only) and other documents or notices on its behalf.

16.27	OFAC

(a)

No member of the Group nor, to its knowledge, none of the directors, officers, agents, employees or affiliates (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the Securities Act)) of any member of the Group is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC); and

(b)

it has not and will not directly or indirectly use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

16.28	FCPA

No member of the Group nor, to its knowledge, none of the directors, officers, agents, employees or other persons associated with or acting on behalf of any member of the Group has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

16.29	Money Laundering Laws

(a)

Each member of the Group is and has at all times been in compliance with all applicable anti-money laundering laws and regulations, including but not limited to applicable financial record keeping and reporting requirements and money laundering statutes in Macau, and, to the best its knowledge and belief, of all jurisdictions in which each member of the Group conducts business or otherwise applicable to a member of the Group, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, Money Laundering Laws).

(b)	No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Group with respect to Money Laundering Laws is

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pending and, to the best of its knowledge and belief, no such actions, suits or proceedings are threatened or contemplated

(c)	To the best of its knowledge, the Group is in compliance with the U.S. International Money Laundering Abatement and the U.S. Terrorism Financing Act of 2001.

16.30	Anti-Terrorism Laws

No member of the Group or any of their respective brokers or other agents acting or benefiting in any capacity in connection any Loan:

(a)	is in violation of any Anti-Terrorism Law;

(b)	is a Designated Person; or

(c)	deals in any property or interest in property blocked pursuant to any Anti-Terrorism Law.

16.31	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by:

(i)	each Additional Guarantor and the Company on the date on which that Additional Guarantor becomes an Obligor; and

(ii)

each Obligor on the date of each Request (other than a Request under which only a Rollover Loan is requested to be advanced), on the Closing Date and on each Utilisation Date (other than a Utilisation Date of a Rollover Loan).

(c)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

17.	INFORMATION COVENANTS

17.1	Financial statements

(a)	The Company must supply to the Facility Agent in sufficient copies for all the Lenders:

(i)	its audited consolidated financial statements for each of its financial years within 90 days of the end of each of its financial years; and

(ii)	its unaudited consolidated financial statements for each of its financial quarters within 45 days of the end of each of its financial quarters.

(b)

After the Listco IPO Date, the Company must procure Listco to supply to the Facility Agent in sufficient copies for all the Lenders Listco’s financial statements promptly upon when they are made available to its shareholders generally.

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17.2	Form of financial statements

(a)

The Company must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)	The Company must notify the Facility Agent of any change to the manner in which its audited consolidated financial statements are prepared.

(c)	If requested by the Facility Agent, the Company must supply to the Facility Agent:

(i)	a full description of any change notified under paragraph (b) above; and

(ii)

sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d)

If there is any change in the basis on which the audited financial statements of the Company are prepared and if requested by the Facility Agent or the Company, the Company and the Facility Agent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)

If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must ensure that the Auditors certify the description and information supplied to the Facility Agent referred to in paragraph (c) above; the certificate of the Auditors will be, in the absence of manifest error, binding on all the Parties.

17.3	Compliance Certificate

(a)

The Company must supply to the Facility Agent, with each set of its financial statements sent to the Facility Agent under this Agreement, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 18 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)	A Compliance Certificate must be signed by the chief finance officer.

17.4	Auditors

(a)	The Company must ensure that at all times the Auditors are appointed to audit its consolidated annual financial statements.

(b)	The Company may only replace its Auditors only with another internationally recognised firm of certified public accountants.

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(c)

If, at any time after a Default occurs, the Facility Agent wishes to discuss the financial position of any member of the Restricted Group with the Auditors, the Facility Agent may notify the Company, stating the questions or issues which the Facility Agent wishes to discuss with the Auditors. In this event, the Company must ensure that the Auditors are authorised (at the expense of the Company):

(i)

to discuss the financial position of each member of the Restricted Group with the Facility Agent on request from the Facility Agent in the presence of one or more representatives of the Company designated by the Company; and

(ii)	to disclose to the Facility Agent for the Finance Parties any information which the Facility Agent may reasonably request.

17.5	Financial projections

(a)

Subject to paragraph (b) below, the Company must deliver to the Facility Agent its annual financial projections (including operating assumptions, cash flows, balance sheet and profit and loss projections) for itself and the Restricted Group for each of its financial years approved by its board of directors (together with the board resolution approving the financial projection) within the earlier of (i) 30 days after receipt of the approval of its board of directors and (ii) 120 days after the end of each of its financial years.

(b)	After the Listco IPO Date:

(i)

the obligation to provide any financial projections under paragraph (a) above shall at all times be subject to Listco’s obligations under the relevant rules governing listed companies on the stock exchange on which Listco shares are listed (which, for The Stock Exchange of Hong Kong Limited, are Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, including Rule 13.09 thereof and any other present or future laws or regulation applicable to companies listed on The Stock Exchange of Hong Kong Limited generally); and

(ii)	the Company shall not be obliged to disclose any information in the financial projections required under paragraph (a) above if:

(A)

the disclosure would reasonably be expected to result in Listco being obliged, under any applicable law or regulation or at the direction of any regulatory body or authority, to also make a disclosure of such information to its shareholders generally; or

(B)

the Company has received written advice from its legal counsel that there would be a material risk that any disclosure of such information to the Finance Parties only by the Company would result in the violation by it or Listco of any applicable law or regulation.

17.6	Information - miscellaneous

The Company must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

(a)	at the same time as they are despatched, copies of all material documents despatched by the Company and by any member of the Restricted Group to its creditors generally or any class of them;

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(b)

promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings against any member of the Restricted Group which are current, threatened or pending and which have or would reasonably be expected to have a Material Adverse Effect;

(c)

promptly upon becoming aware of them, details of any authorisations as referred to in Subclause 19.2 (Authorisations) obtained or effected being amended, renewed or otherwise modified, or any authorisations not being obtained or effected when required or ceasing to be in effect;

(d)	promptly on request, a list of the then current Non-Recourse Subsidiaries and Dormant Subsidiaries;

(e)

promptly on request, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party through the Facility Agent may reasonably request; and

(f)	promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories.

17.7	Notification of Default and breach of certain representations by Sponsor Affiliates

(a)

Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

As soon as reasonably practicable following a request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

(c)

Within five Business Days following the Company or any member of the Restricted Group becoming aware of any determination by a court or a notification by a governmental, regulatory or other similar authority or organisation that any of the Sponsor Affiliates is in violation of the FCPA (as defined in Subclause 16.28 (FCPA), Money Laundering Laws (as defined in Subclause 16.29 (Money Laundering Laws), or any of the other laws referred to in Subclause 16.27 (OFAC) to Subclause 16.30 (Anti-Terrorism Laws), inclusive, the Company must, or must procure that member of the Restricted Group to, provide a written notice to the Facility Agent of such violations (it being acknowledged that no such violation shall be deemed to be a Default if the notice provided for in this paragraph is given).

17.8	Financial year and quarter end

The Company must not change its financial year or any financial quarter end.

17.9	Customer due diligence requirements

(a)

Each Obligor must, and must procure each Security Provider (as defined in the Security Trust and Intercreditor Deed) and each Permitted Transferee to, as soon as reasonably practicable following a request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all relevant applicable customer due diligence requirements.

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(b)

Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all customer due diligence requirements.

18.	FINANCIAL COVENANTS

18.1	Definitions

In this Clause:

Adjusted Leverage Ratio means, on any Accounting Date, the ratio of:

(a)	Adjusted Total Debt on that Accounting Date; to

(b)	EBITDA for the Measurement Period ending on that Accounting Date.

Adjusted Total Debt means, at any time, the aggregate principal amount of all Financial Indebtedness of the Restricted Group other than:

(a)	the mark to market value of any interest rate Treasury Transaction;

(b)	any Financial Indebtedness under the Performance Bond Facility (except to the extent of actual drawings thereunder);

(c)	any Subordinated Debt;

(d)	any Financial Indebtedness owed to another member of the Restricted Group.

EBITDA means, for any period, Net Income for such period adjusted by:

(a)	adding, without duplication and to the extent deducted in arriving at Net Income, the sum of:

(i)	Non-Gaming Tax;

(ii)	amortisation or write-off of debt discount and debt issuance costs and interest, commissions, discounts and other fees and charges associated with Financial Indebtedness (including the Loans);

(iii)	depreciation and amortisation expense;

(iv)	amortisation of intangibles (including goodwill);

(v)	an amount equal to the aggregate net non-cash loss on any disposal of assets; and

(vi)	any extraordinary expenses or losses; and

(b)	subtracting, without duplication and to the extent included in determining such Net Income, the sum of:

(i)	interest income;

(ii)	the aggregate net non-cash gain on any disposal of assets; and

(iii)	any extraordinary income or gains.

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Debt Service Coverage Ratio means, on an Accounting Date, the ratio of:

(a)	EBITDA; to

(b)	Debt Service,

in each case, for the Measurement Period ending on that Accounting Date.

Debt Service means, for any period, the sum of:

(a)

scheduled principal payments of Financial Indebtedness incurred by the Restricted Group which fell due for repayment or prepayment whether or not paid during or deferred for payment after such period, but excluding, in respect of the Company, any principal amount which fell due, and which was available for simultaneous redrawing, under the Revolving Credit Facility;

(b)	Financing Costs; and

(c)	Non-Gaming Tax,

in each case, in respect of such period.

Financing Costs means, for any period, the aggregate amount of interest, fees, discounts, commissions, costs, prepayment penalties or premiums, other finance payments and expenses in respect of Financial Indebtedness paid or payable in cash in that period by the Restricted Group including:

(a)	amounts payable by the Company under Clause 11 (Market disruption), Clause 12 (Taxes), Clause 13 (Increased Costs) and Clause 24 (Indemnities and Break Costs);

(b)	net amounts paid, payable or accrued by the Restricted Group under any Treasury Transaction; and

(c)

any value added or other taxes payable by the Restricted Group in respect of paragraphs (a) through (c) above and any withholding tax on a party to any Financial Indebtedness incurred by the Restricted Group in respect of which the Restricted Group has an obligation to gross up, but excluding:

(i)

the fees and expenses payable by the Company in connection with the consummation of the transactions contemplated under the Finance Documents on the date of this Agreement and the Closing Date including, without limitation, those payable pursuant to Subclause 23.2 (Arrangement fee);

(ii)	any amount constituting a Permitted Restricted Payment under paragraph (a) of the definition of Permitted Restricted Payment; and

(iii)	any repayment of the Subordinated Debt to the extent constituting a Permitted Restricted Payment.

Measurement Period means each period comprising an annual Accounting Period of the Company and each period comprising four consecutive quarterly Accounting Periods of the Company (taken together as one period) ending on an Accounting Date.

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Net Income means, for any period, the consolidated net income (or loss) of the Restricted Group for such period.

Non-Gaming Tax means, for any period, income tax other than gaming tax and other obligatory social contributions in respect of gaming concessions and deducted in arriving at Net Income for that period.

18.2	Interpretation

(a)

Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b)	All the terms defined in Subclause 18.1 (Definitions) are to be determined on a consolidated basis and (except as expressly included or excluded in the relevant definition) in accordance with GAAP.

(c)	Any amount in a currency other than Hong Kong Dollars is to be taken into account at:

(i)	its Hong Kong Dollar equivalent on the day the relevant amount falls to be calculated; or

(ii)

if the amount is to be calculated on the last day of a financial period of the Company, its amount in Hong Kong Dollars based on the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

(d)	No item must be credited or deducted more than once in any calculation under this Clause.

18.3	Adjusted Leverage Ratio

The Company must ensure that the Adjusted Leverage Ratio does not, on each Accounting Date, exceed the value indicated in the table below opposite that Accounting Date:

Accounting Date
Each Accounting Date during 2010	4.50 to 1.00
Each Accounting Date during 2011	4.00 to 1.00
Each Accounting Date during 2012 and each Accounting Date thereafter	3.50 to 1.00

18.4	Debt Service Coverage Ratio

The Company must ensure that, on any Accounting Date, the Debt Service Coverage Ratio is not less than 1.50 to 1.

19.	GENERAL COVENANTS

19.1	General

Each Obligor agrees, for the benefit of each Finance Party, to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to any other member of the

58	CREDIT AGREEMENT

Restricted Group, each Obligor must ensure that its relevant Subsidiaries that are members of the Restricted Group perform that covenant.

19.2	Authorisations

(a)	Each Obligor must promptly:

(i)	obtain, maintain in full force and effect and comply with the terms; and

(ii)	supply certified copies to the Facility Agent,

of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document and the transaction contemplated by it.

(b)	Each Obligor must promptly:

(i)	obtain, maintain and comply with the terms; and

(ii)	upon request, supply certified copies to the Facility Agent,

of any authorisation required under any law or regulation to enable it to carry on its business in the ordinary course of business where failure to do so has a Material Adverse Effect.

19.3	Compliance

(a)	Each member of the Restricted Group must comply in all respects with all laws and regulations to which it is subject where failure to do so has or would have a Material Adverse Effect.

(b)	Each member of the Restricted Group must comply in all material respects with its obligations under the Transaction Documents (other than a Finance Document) to which it is a party.

19.4	Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally in its jurisdiction of incorporation or any other jurisdiction where it carries on business.

19.5	Negative pledge

(a)	Except as provided below, no member of the Restricted Group may create or allow to exist any Security Interest on any of its assets.

(b)	No member of the Restricted Group may:

(i)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Restricted Group or any of its related entities;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

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(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) do not apply to:

(i)	any Permitted Security (other than paragraph (r) of the definition of Permitted Security); and

(ii)	any Security Interest falling within paragraph (r) of the definition of Permitted Security if:

(A)

the Company has given prior written notice to the Facility Agent setting out its intention to refinance the Facilities and, in reasonable detail, the proposed arrangements and mechanics for the granting of new Security Interests under such refinancing in favour of the refinanciers and the release of the existing Security Interests granted in favour of the Secured Parties under the Security Documents (the Refinancing Proposal);

(B)	the Facility Agent, acting reasonably, has given its prior written consent of the Refinancing Proposal; and

(C)

the Company agrees that if the proposed refinancing of the Facilities does not, for any reason, complete, it will ensure any Security Interest that has been created in favour of the refinanciers under the proposed refinancing will be promptly released to the reasonable satisfaction of the Facility Agent.

19.6	Disposals

(a)	Except as provided below, no member of the Restricted Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)	Paragraph (a) does not apply to any disposal:

(i)	made in the ordinary course of trading of the Restricted Group;

(ii)

of any assets (not being a business and not being shares, securities, interests in real property or rights under any Transaction Document) on arm’s length terms in exchange for any other assets comparable or superior as to type, value, quality and title (but only if the Obligor grants security in favour of the Secured Parties (in form and substance satisfactory to the Security Agent) over any asset replacing one which was subject to a Security Interest created under a Security Document);

(iii)	of obsolete or redundant vehicles, plant and equipment, for cash on arm’s length terms;

(iv)	where such disposal is a Permitted Restricted Payment and does not breach any other terms of the Finance Documents;

(v)	pursuant to any Permitted Transaction;

(vi)	constituted by a Security Interest that is a Permitted Security;

(vii)	required as a result of any dedication of minor strips and gores of land to any governmental for public purposes;

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(viii)	which is a Permitted Lease;

(ix)

where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration receivable for any other disposal not allowed under the preceding sub-paragraphs) does not exceed US$10,000,000 or its equivalent in any financial year of the Company; or

(x)	made with the prior written consent of the Facility Agent (such consent not to be unreasonably withheld).

19.7	Redesignation of Restricted Group Subsidiary

(a)

The Company may, on any Business Day, designate a Subsidiary of the Company in the Restricted Group to be not a member of the Restricted Group (the Re-designated Subsidiary) as of that Business Day (a Re-designation), provided that:

(i)	no Default is outstanding on that Business Day or would occur immediately after that Redesignation; and

(ii)

at least five Business Days prior to that Re-designation, the Company has delivered to the Facility Agent a Re-designation Certificate certifying the Pro Forma Adjusted Leverage Ratio as not exceeding 4:00 to 1:00 immediately after the Re-designation.

(b)

No Re-designated Subsidiary shall have any right, claim, interest or recourse of any kind (whether present or future, actual or contingent, direct or indirect) in or against the Resort, any of the Security Interests under the Security Documents (other than any Second Property Security Document entered into in accordance with Subclause 19.31 (Second Property Financing)) or any member of the Restricted Group or its assets (other than against the Company but only to the extent such right, claim, interest or recourse arises out of a contract entered into between the Company and such Non-Recourse Subsidiary on arm’s length terms for the purposes of operating any casino or other resort property not forming part of the Resort).

(c)

If the Pro Forma Adjusted Leverage Ratio set out in the Re-designation Certificate delivered to the Facility Agent pursuant to paragraph (a)(ii) above does not exceed 4:00.1.00 but exceeds 3.50:1.00, the Company may only effect the Re-designation if the Company has made a voluntary prepayment in compliance with Subclause 8.4 (Mandatory prepayment – Permitted Restricted Payment).

(d)	For the purpose of this Subclause, a Re-designation Certificate means a certificate from the Company signed by its chief finance officer to the Facility Agent:

(i)	certifying that no Default is outstanding or would occur immediately after the Redesignation; and

(ii)

setting out the Pro Forma Adjusted Leverage Ratio (taking into account any prepayment that may be required to be made pursuant to Subclause 8.4 (Mandatory prepayment – Permitted Restricted Payment) as a result of the Re-designation) immediately after the Re-designation, enclosing the financial statements for the 12-month period upon which the calculation of the Pro Forma Adjusted Leveraged Ratio is based.

19.8	Financial Indebtedness

No member of the Restricted Group may incur or permit to be outstanding any Financial Indebtedness other than any Permitted Financial Indebtedness.

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19.9	Change of business

(a)

The Company must ensure that no substantial change is made to the general nature of the business of the Company or the Restricted Group from that carried on at the date of this Agreement (other than, for the avoidance of doubt, pursuant to any investment in Non-Recourse Subsidiaries permitted by this Agreement).

(b)	The design, development, management or operation of additional properties similar to the Resort by the Company or any other member of the Restricted Group will not be prohibited under this Subclause.

19.10	Mergers

No Obligor may enter into any amalgamation, demerger, merger or reconstruction other than a Permitted Transaction and only if such amalgamation, demerger, merger or reconstruction does not materially prejudice or adversely affect:

(a)	the ability of any Obligor to perform its obligations under, or the validity or enforceability of, any Transaction Document; or

(b)	the rights, benefits and interests of the Finance Parties under the Finance Documents.

19.11	Acquisitions

(a)	Except as provided below, no member of the Restricted Group may:

(i)	acquire or subscribe for shares or other ownership interests in or securities of any company or other person;

(ii)	acquire any business; or

(iii)	incorporate any company or other person.

(b)	Paragraph (a) does not apply to:

(i)	investment in a Non-Recourse Subsidiary to the extent such investment constitutes a Permitted Restricted Payment;

(ii)	any Permitted Transaction; or

(iii)	any other acquisition or investment not permitted under paragraph (a) above that meets the following conditions:

(A)	the Company will not be in breach of Subclause 19.9 (Change of business) following such acquisition or investment;

(B)	no other Default is outstanding at the time such acquisition or investment is made or would occur immediately after such acquisition or investment;

(C)

at least five Business Days prior to such acquisition or investment the Company has delivered to the Facility Agent an Acquisition Certificate certifying that the Pro Forma Adjusted Leverage Ratio does not exceed 4.00:1.00 immediately after such acquisition or investment; and

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(D)

if the Pro Forma Adjusted Leverage Ratio set out and certified by the Company in the Acquisition Certificate delivered to the Facility Agent pursuant to subparagraph (C) above does not exceed 4.00:1.00 but exceeds 3.50:1.00 immediately after such acquisition or investment, the cost or amount of such acquisition or investment, when aggregated with all other permitted acquisitions or investments made by the Company under this Subclause, does not exceed US$50,000,000 in each relevant financial year.

(c)	For the purpose of this Subclause, an Acquisition Certificate means a certificate from the Company, signed by its chief finance officer, to the Facility Agent:

(i)	certifying that the Company will not be in breach of Subclause 19.9 (Change of business) following such acquisition or investment;

(ii)	certifying that no other Default is outstanding or would occur immediately after such acquisition or investment;

(iii)	setting out the Pro-Forma Adjusted Leverage Ratio (taking into account the completion of such acquisition or investment) immediately after the completion of such acquisition or investment; and

(iv)	setting out the cost or amount of the acquisition or investment,

enclosing the financial statements for the 12-month period upon which the calculation of the Pro Forma Adjusted Leveraged Ratio is based.

19.12	Environmental matters

(a)	Each member of the Restricted Group must:

(i)	comply with all Environmental Law;

(ii)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or would have a Material Adverse Effect or result in any liability for a Finance Party.

(b)	Each Obligor must, promptly upon becoming aware, notify the Facility Agent of:

(i)	any Environmental Claim started, or to its knowledge, threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

19.13	Third party guarantees

(a)	Except as provided in paragraph (b) below, no member of the Restricted Group may incur or allow to be outstanding any guarantee by such member of the Restricted Group in respect of any person.

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(b)	Paragraph (a) does not apply to any guarantee arising under the Transaction Documents or any guarantee constituting Permitted Financial Indebtedness.

19.14	Treasury Transactions

(a)	No member of the Restricted Group may enter into any derivative transaction other than a Treasury Transaction.

(b)	No member of the Restricted Group may enter into any Treasury Transaction other than any Treasury Transaction entered into by the Company under the Secured Hedging Documents.

19.15	Loans out

(a)	Except as provided in paragraph (b) below, no member of the Restricted Group may be the creditor in respect of any Financial Indebtedness or of any trade credit extended to any of its customers.

(b)	Paragraph (a) does not apply to:

(i)

trade credit extended by any member of the Restricted Group to its customers on normal commercial terms and in its ordinary course of trading activities (including, without limitation, advances to patrons of the casino at the Resort);

(ii)	any loan by a member of the Restricted Group to a Non-Recourse Subsidiary pursuant to a Permitted Restricted Payment;

(iii)	loans made by one Obligor to another Obligor; or

(iv)

loans and advances to employees of members of the Restricted Group in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount not exceeding US$1,000,000 at any one time outstanding.

19.16	Share capital

(a)	Except as provided in paragraph (b) below, no member of the Restricted Group may:

(i)	redeem, purchase, defease, retire or repay any of its shares or share capital (or any instrument convertible into shares or share capital) or resolve to do so;

(ii)	issue any shares (or any instrument convertible into shares) which by their terms are redeemable or carry any right to a return prior to the First Ranking Debt Discharge Date; or

(iii)	prior to the Listco IPO Date, issue any shares or share capital (or any instrument convertible into shares or share capital) to any person other than its Holding Company.

(b)	Paragraph (a) does not apply to:

(i)	any transaction expressly allowed under the Finance Documents;

(ii)

the issue of shares for cash by a member of the Restricted Group to another member of the Restricted Group which is a shareholder in it prior to that issue where, if any shares in the company issuing such shares are the subject of a Security Interest pursuant to the Security Documents, such shares become the subject of an equivalent Security Interest in favour of the Secured Parties on the same terms; or

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(iii)	any transaction which is a Permitted Transaction.

19.17	Distributions

Except for any Permitted Restricted Payment, the Company must not:

(a)

declare, make or pay, or pay interest on any unpaid amount of, any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its shares or share capital (or any class of its share capital);

(b)	repay or distribute any share premium account;

(c)

pay or allow any member of the Restricted Group to pay any management, advisory or other fee to or to the order of the shareholders of the Company (or any of their respective Affiliates which is not a member of the Restricted Group); or

(d)

distribute or transfer or allow any other member of the Restricted Group to distribute or transfer any other asset to the shareholders of the Company (or any of their respective Affiliates which is not a member of the Restricted Group),

(in each case, a Distribution).

19.18	Listco Guarantee and Listco IPO Reorganisation Date

(a)	The Company must:

(i)	ensure Listco enters into, on or prior to the Listco IPO Reorganisation Date:

(A)	the Listco Guarantee; and

(B)	the Accession Agreement (as defined in the Security Trust and Intercreditor Deed); and

(ii)	promptly upon the completion of the Listco IPO Reorganisation takes place, give the Facility Agent a written notice of the Listco IPO Reorganisation Date.

(b)	The Company has no obligations to procure that a Listco IPO will occur.

19.19	Sponsor Loans

(a)	The Company must not (and will ensure that no other member of the Restricted Group will):

(i)

except as allowed by the terms of the Security Trust and Intercreditor Deed, repay or prepay any amount (whether of principal, fee, interest, premium or other charge) outstanding under the Sponsor Loan Documents; or

(ii)	purchase, redeem, defease or discharge or provide any guarantee or security for or sub-participation in any amount outstanding under the Sponsor Loan Documents.

(b)	Paragraph (a) does not apply to a Permitted Restricted Payment.

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19.20	Performance Bond Facility Letter payments

Except as allowed by the terms of the Security Trust and Intercreditor Deed, the Company must not (and will ensure that no other member of the Restricted Group will) pay any amount of principal, interest or other amount outstanding under or relating to any Performance Bond Facility.

19.21	IP Rights

(a)	Except as provided below, each member of the Restricted Group must:

(i)	make any registration and pay any fee or other amount which is necessary to retain and protect the IP Rights which are material to the business of a member of the Restricted Group;

(ii)	to the extent consistent with the Existing IP Agreement, record its interest in those IP Rights;

(iii)	take such steps as are necessary and commercially reasonable (including, where appropriate, the institution of legal proceedings) to prevent third parties infringing those IP Rights;

(iv)	not use or permit any such IP Right to be used in a way which may, or take or omit to take any action which may, adversely affect the existence or value of such IP Right; and

(v)	not grant any licence in respect of those IP Rights.

(b)	Paragraph (a)(v) above does not apply to:

(i)	licence arrangements entered into between members of the Restricted Group for so long as they remain members of the Restricted Group; or

(ii)	licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

19.22	Insurances

(a)

In this Clause, a prudent owner means a prudent owner and operator of any business, and of assets of a type and size, similar in all cases to those owned and operated by the relevant member of the Restricted Group in a similar location.

(b)	Each member of the Restricted Group must ensure that its Insurances insure it for its insurable interest in respect of all risks:

(i)	that are covered under the Insurances existing as at the Closing Date;

(ii)	which are required to be insured against under any applicable law or regulation; and

(iii)	which a prudent owner would insure against, substantially consistent with the Insurances existing as at the Closing Date.

(c)

Each member of the Restricted Group must ensure that the Insurances are with an insurance company or underwriter which is of international standing and is not a captive insurer which is a member of the Restricted Group.

(d)	Each member of the Restricted Group must ensure that its Insurances, the terms and coverage of which must be at least consistent with the Insurances existing as at the Closing Date:

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(i)	insure every tangible asset for its full replacement value; and

(ii)	in the case of any other asset or risk, provide cover up to a limit which a prudent owner would buy.

For this purpose, replacement value means the total cost of entirely rebuilding, reinstating or replacing the relevant asset if it is completely destroyed, together with all related fees and demolition costs.

(e)	Each member of the Restricted Group must ensure that its Insurances comply with the following requirements:

(i)	each member of the Restricted Group must be insured for its own insurable interest, and separately from any other insured party, on a basis that:

(A)	any non-disclosure, misrepresentation or breach by or on behalf of any one insured party will not prejudice the cover of any other insured party; and

(B)	insurers waive any right of subrogation against any member of the Restricted Group or any Secured Party;

(ii)	each member of the Restricted Group must be entitled to claim directly for any insured loss suffered by it;

(iii)

the insurers must give at least 30 days’ notice to the Facility Agent if any insurer proposes to repudiate, rescind or cancel any Insurance or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of that member of the Restricted Group;

(iv)

each member of the Restricted Group must be free to assign all amounts payable to it under each of its Insurances and all its rights in connection with those amounts in favour of the Security Agent as agent and trustee for the Secured Parties; and

(v)

no limits of cover purchased under any Insurance are to be capable of being eroded below the limits which a prudent owner would maintain by reason of claims from persons who are not members of the Restricted Group.

(f)	Each member of the Restricted Group must:

(i)	promptly pay (or procure payment of) all premiums and do anything which is necessary to keep each of its Insurances in full force and effect; and

(ii)

not do or allow anything to be done which may (and promptly notify the Facility Agent of any event or circumstance which does or is reasonably likely to) entitle any insurer of any of its Insurances to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of that member of the Restricted Group.

(g)	Each member of the Restricted Group must:

(i)

promptly notify the Facility Agent of any event or occurrence giving rise to any aggregate loss or liability in excess of US$5,000,000 or its equivalent in respect of which any member of the Restricted Group is entitled to make one or more claim under any Insurance;

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(ii)	keep the Facility Agent advised of the progress of any such claim; and

(iii)

not compromise or settle any claim for less than the amount claimed without the prior consent of the Facility Agent where the aggregate loss or liability in respect of the event or occurrence concerned is more than US$10,000,000.

(h)

If any member of the Restricted Group fails to maintain any contract of insurance which it is required to maintain under this Agreement, that member of the Restricted Group will allow the Facility Agent to purchase the requisite insurance on its behalf if the Facility Agent so elects. That member of the Restricted Group must immediately on request by the Facility Agent pay the costs and expenses of the Facility Agent or any of its agents incurred in the purchase of that insurance.

19.23	Arm’s-length terms

Except for any transaction constituting a Permitted Restricted Payment, no member of the Restricted Group may enter into any material transaction with any person otherwise than on arm’s-length terms and for full market value, save for:

(a)	loans between members of the Restricted Group; or

(b)	other transactions between members of the Restricted Group,

provided that, other than where those loans or transactions are Permitted Restricted Payments, the terms of those loans or transactions do not result in a transfer of value from an Obligor to a member of the Restricted Group that is not an Obligor.

19.24	Amendments to documents

(a)	No member of the Restricted Group may, except to the extent reasonably required to consummate a Permitted Transaction:

(i)	amend its memorandum or articles of association or other constitutional documents;

(ii)	enter into any agreement with a Sponsor Affiliate which is not a member of the Restricted Group (other than the Transaction Documents); or

(iii)	amend or waive any term of the Transaction Documents or any of the other documents delivered to the Facility Agent pursuant to Subclause 4.1 (Conditions precedent documents),

without the prior written consent of the Original Lenders if prior to Closing, and thereafter in a manner or to an extent which is reasonably likely in any way to affect materially and adversely the interests of the Finance Parties under the Finance Documents.

(b)	Paragraph (a)(ii) does not apply if the agreement was entered into in respect of a Permitted Restricted Payment.

(c)

The Company must promptly supply to the Facility Agent a copy of any amendment to or waiver of any of the documents, or any agreement with any shareholder in the Company (or any of their Affiliates), in either case referred to in paragraph (a) above.

19.25	Access

(a)	Upon reasonable notice being given by the Facility Agent, each member of the Restricted Group must allow any one or more representatives of the Facility Agent and/or accountants or other

68	CREDIT AGREEMENT

professional advisers (other than construction consultants) appointed by the Facility Agent (at the Company’s risk and expense) to have access during normal business hours to the premises, assets, books and records of that member of the Restricted Group.

(b)	The Facility Agent may not give notice under paragraph (a) above more than once every financial year unless it reasonably believes that a Default is outstanding or may have occurred or may occur.

19.26	Taxes

(a)

Each member of the Restricted Group must pay all Taxes due and payable (or, where payments of Tax must be made by reference to estimated amounts, such estimated Tax (calculated in good faith) as due and payable for the relevant period) by it prior to the accrual of any fine or penalty for late payment, unless (and only to the extent that):

(i)	payment of those Taxes is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(iii)	failure to pay those Taxes does not have a Material Adverse Effect.

(b)	No member of the Restricted Group may change its residence for Tax purposes.

19.27	Joint Ventures/Associates/Minority Interests

(a)	Except as provided in paragraph (b) below, no member of the Restricted Group may:

(i)

enter into, invest in, acquire any interest in, transfer any asset to, lend to, be the creditor of any Financial Indebtedness of or give any guarantee in respect of the obligations of any joint venture, associate or minority interest; or

(ii)	trade with or sell to or acquire assets or services from any joint venture, associate or minority interest otherwise than on arm’s length terms.

(b)

Paragraph (a) above does not apply to any investment in any joint venture, associate or minority interest by a member of the Restricted Group made after the Listco IPO Date to the extent such investment constitutes a Permitted Restricted Payment.

19.28	Restricted Payments

Notwithstanding and without prejudice to any other term under this Agreement or the Security Trust and Intercreditor Deed, no member of the Restricted Group may make any Restricted Payment, other than where such Restricted Payment is a Permitted Restricted Payment.

19.29	Guarantees

(a)

Where, after the date of this Agreement, it is demonstrated (by reference to the definitions of Dormant Subsidiary and Non-Recourse Subsidiary or any financial statement of the Group) that any member of the Group is not a Dormant Subsidiary or Non-Recourse Subsidiary, the Company shall, subject to paragraph (b) below, promptly and in any event within 10 Business Days of it becoming aware that such member of the Group is not a Dormant Subsidiary or a Non-Recourse Subsidiary procure that such member of the Group becomes an Additional Guarantor in the manner required by Subclause 27.9 (Additional Guarantors).

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(b)	The Company is not required to perform its obligations under paragraph (a) if:

(i)	it is unlawful for the relevant person to become a Guarantor; and

(ii)	that person becoming a Guarantor would result in personal liability for that person’s directors or other management.

19.30	Security

(a)	Each Obligor must, and shall procure that each member of the Restricted Group, on acquiring any asset (including the establishment of any bank account) which:

(i)	would not be immediately and effectively charged by the then existing Security Documents; and

(A)	is of a type which is charged by the then existing Security Documents; or

(B)	is otherwise material to the business of that member of the Restricted Group,

executes and delivers to the Security Agent such further or additional Security Documents in relation to such assets as the Majority Lenders may reasonably require and in form and substance satisfactory to them.

(b)

Each Obligor must, and shall procure that each member of the Restricted Group, promptly on establishing any bank accounts that relates to the Resort and not charged by the then existing Security Documents, notify the Security Agent of the details of such bank accounts and execute and deliver to the Security Agent such further or additional Security Documents in relation to such accounts in form and substance reasonably satisfactory to the Security Agent provided that such Security Documents shall permit that Obligor to retain operational control over such accounts until an Event of Default has occurred and is outstanding.

(c)

Each Obligor must, and shall procure that each relevant person who is the holder of shares of an entity that becomes a member of the Restricted Group, execute and deliver to the Security Agent such further or additional Security Documents in such form as the Facility Agent shall require creating an effective first ranking fixed Security Interest over the shares in any entity which becomes a member of the Restricted Group.

(d)

The Obligors need only perform their obligations under paragraphs (a) and (b) above if it is not unlawful for the relevant person to execute and deliver such Security Documents and that person executing and delivering such Security Documents would not result in personal liability for that person’s directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount secured. The Facility Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so might avoid the relevant unlawfulness or personal liability.

(e)

Each Obligor shall, and shall procure that each other relevant member of the Group which is its Subsidiary shall, at its own expense, execute and do all such assurances, acts and things as the Security Agent may reasonably require:

(i)	for registering any Security Documents in any required register and for perfecting or protecting the security intended to be afforded by the Security Documents; and

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(ii)

if the Security Documents have become enforceable, for facilitating the realisation of all or any part of the assets which are subject to the Security Documents and the exercise of all powers, authorities and discretions vested in the Security Agent or in any receiver of all or any part of those assets, and in particular shall execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and directions which the Security Agent may reasonably think expedient.

(f)

On each date that a Security Document is entered into after Closing, each Obligor shall procure that the documents listed in Part 3 of Schedule 2 (Conditions precedent documents) in respect of the Obligor entering into such Security Document are delivered to the Facility Agent.

(g)

Nothwithstanding the foregoing, any member of the Restricted Group is permitted to establish and/or maintain bank accounts in any jurisdiction for the purpose of depositing funds from gaming or resort patrons as security for such patrons’ obligations to that member of the Restricted Group or otherwise in connection with such patrons’ patronage of the Resort (including the casino at the Resort), over which the Majority Lenders will not require that Security Interests be granted in favour of the Secured Parties.

19.31	Second Property Financing

The Company may, with the prior written consent of the Majority Lenders, acting through the Facility Agent (such consent not to be unreasonably withheld):

(a)	grant rights to an Affiliate of the Company to share in the use of the Sub-Concession Contract; and

(b)	enter into the Second Property Security Documents to which it is a party,

in each case:

(i)

under terms, and in form and substance, reasonably satisfactory to the Majority Lenders (acting through the Facility Agent or the Security Agent) and, in respect of the Security Interests that are the subject of the Common Security Sharing Agreement, the Secured Parties and the Second Property Finance Parties will share such Security Interest on a pari passu basis (regardless of the time or method of perfection of their respective Security Interests therein) in proportions to be reasonably determined by the Finance Parties and the Second Property Finance Parties, taking into account of the relative asset values of the Restricted Group and the Second Property and the relative amounts of the borrowers’ Financial Indebtedness under the Secured Finance Documents and the Second Property Financing (determined in each case on the basis of the committed amount thereof); and

(ii)

if on the date on which the grant of rights or, as the case may be, entry into a Second Property Security Document, no Default is outstanding or would result from the granting of rights or, as the case may be, entering into the Second Property Security Document.

19.32	Condition subsequent

Each Obligor must ensure that each of the following is delivered to the Facility Agent in form and substance reasonably satisfactory to the Facility Agent within 14 days from the Closing Date:

(a)	each Assignment of Reinsurances;

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(b)

a certified true copy of the power of attorney from each Direct Insurer authorising one or more of it authorised signatory to execute the Assignment of Reinsurances to which such Direct Insurer is a party; and

(c)	evidence that the agent of each Direct Insurer not incorporated in Hong Kong for service of process in Hong Kong has accepted its appointment.

20.	DEFAULT

20.1	Events of Default

Each of the events or circumstances set out in this Clause (other than Subclause 20.16 (Acceleration)) is an Event of Default.

20.2	Non-payment

(a)	An Obligor does not pay on the due date any amount of principal payable by it under the Finance Documents in the manner required under the Finance Documents.

(b)

An Obligor does not pay on the due date any amount of interest payable by it under the Finance Documents in the manner required under the Finance Documents, unless such non-payment is remedied within five days of the due date.

(c)

An Obligor does not pay on the due date any other amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless such non-payment is remedied within 10 days of the due date.

(d)	Listco does not pay on the due date any amount payable by it under the Listco Guarantee in the manner required under the Listco Guarantee.

20.3	Breach of other obligations

(a)

An Obligor does not comply with any term of Clause 18 (Financial covenants), Subclause 19.4 (Pari passu ranking) to Subclause 19.8 (Financial Indebtedness), Subclause 19.10 (Mergers), Subclause 19.11 (Acquisitions), Subclause 19.13 (Third party guarantees), Subclause 19.15 (Loans out) to Subclause 19.20 (Performance Bond Facility Letter payments), Subclause 19.24(a)(iii) (Amendments to documents), Subclause 19.25 (Access), Subclause 19.27 (Joint Ventures/Associates/Minority Interests), Subclause 19.28 (Restricted Payments) and Subclause 19.31(a) (Second Property Financing).

(b)	Listco does not comply with any term of clause 7 (General Covenants) of the Listco Guarantee.

(c)	An Obligor or Listco does not comply with any term of the Finance Documents (other than any term referred to in Subclause 20.2 (Non-payment) or in paragraph (a) above), unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 30 days of the earlier of the Facility Agent giving notice of the failure to comply with the Company and any Obligor becoming aware of the non-compliance.

20.4	Misrepresentation

A representation or warranty made or deemed to be repeated by an Obligor or Listco in any Finance Document or in any certificate, document or financial or other statement delivered by or on behalf of

72	CREDIT AGREEMENT

any Obligor or Listco at any time under or in connection with any Finance Document shall prove to have been incorrect in any material respect on or as of the date made or deemed to be repeated and the events or omissions giving rise to such misrepresentation, if capable of remedy and such delay in remedying could not otherwise reasonably be expected to have a Material Adverse Effect, are not remedied so that the original representation or statement is true and correct in all material respects to the reasonable satisfaction of the Facility Agent on the day falling 30 days after any Obligor or Listco becomes aware of such representation.

20.5	Cross-default

Any of the following occurs in respect of a member of the Restricted Group:

(a)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)	any of its Financial Indebtedness:

(i)	becomes prematurely due and payable;

(ii)	is placed on demand; or

(iii)	is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

(c)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described),

unless the aggregate amount of Financial Indebtedness falling within all or any of subparagraphs (a) to (c) above is less than HK$200,000,000 or its equivalent.

20.6	Insolvency

(a)

The Company, the Restricted Group (taken as a whole) or, after the Listco IPO Reorganisation Date, Listco is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent.

(b)	Any Obligor or, after the Listco IPO Reorganisation Date, Listco admits its inability to pay its debts as they fall due.

(c)	The Company, the Restricted Group (taken as a whole) or, after the Listco IPO Reorganisation Date, Listco suspends making payments on any of its debts or announces an intention to do so.

(d)

By reason of actual financial difficulties, any Obligor begins negotiations with any creditor that is not a Finance Party for the rescheduling or restructuring of any of its indebtedness the aggregate amount of which exceeds HK$200,000,000.

(e)	The value of the assets of the Restricted Group, taken as a whole, is less than the liabilities of the Restricted Group, taken as a whole (taking into account contingent liabilities).

(f)	Any indebtedness of any Obligor or, after the Listco IPO Reorganisation Date, Listco is subject to a moratorium.

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(g)

Any Security Interest is enforced over any of the assets of a member of the Restricted Group where the market value of such assets (when aggregated with the market value of all other assets of the Restricted Group over which any Security Interest has also been enforced) exceeds HK$200,000,000.

20.7	Insolvency proceedings

(a)	Except as provided below, any of the following occurs in respect of a member of the Restricted Group (other than a Dormant Subsidiary) or, after the Listco IPO Reorganisation Date, Listco:

(i)	any step is taken with a view to the suspension of payments, a moratorium or a composition, compromise, assignment or similar arrangement with any of its creditors;

(ii)

a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(iii)

any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(iv)	an order for its winding-up, administration or dissolution is made;

(v)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(vi)

its shareholders, directors or other officers request the appointment of, or give written notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(vii)	any other analogous step or procedure is taken in any jurisdiction.

(b)	Paragraph (a) above does not apply to:

(i)	any step or procedure which is part of a Permitted Transaction; or

(ii)	a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 60 days.

20.8	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Restricted Group, having an aggregate value of at least HK$200,000,000 or its equivalent, and is not discharged within 14 days or any such event occurs in relation to Listco which has a material and adverse effect upon the ability of Listco, the Company and the Restricted Group (taken as a whole) to perform their obligations under the Finance Documents.

20.9	Cessation of business

(a)

Any member of the Restricted Group (other than a Dormant Subsidiary) ceases or threatens to cease to carry on business except as part of a Permitted Transaction or as a result of any disposal expressly allowed under this Agreement.

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(b)	After the Listco IPO Reorganisation Date, Listco ceases to carry on business.

20.10	Effectiveness of Transaction Documents

(a)	It is or becomes unlawful for any Obligor or Listco to perform any of its obligations under the Finance Documents.

(b)	It is or becomes unlawful for any Obligor to perform any of its material obligations under the Transaction Documents (other than a Finance Document).

(c)

Any Transaction Document is not effective or terminated in accordance with its terms (except for any termination pursuant to a Permitted Transaction or following the expiry of any prescribed term of that Transaction Document and, in the case of the IP Agreement, a replacement or an extension of the IP Agreement is entered into upon its expiry) or is alleged by an Obligor to be ineffective in accordance with its terms for any reason.

(d)	A Security Document does not create a Security Interest it purports to create.

(e)	An Obligor or Listco repudiates a Transaction Document or evidences an intention to repudiate a Transaction Document to which it is a party.

20.11	Expropriation

(a)

The authority or ability of the Company or the Restricted Group or, after the Listco IPO Reorganisation Date, Listco to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person.

(b)

Any temporary administrative intervention is made by Macau pursuant to clause 79 of the Sub-Concession Contract and is not discharged within 30 Business Days of such intervention or, within such period, the Macau Government takes any steps for the unilateral rescission of the Sub-Concession Contract.

20.12	Judgments

Any one or more judgments or orders is made against any member of the Restricted Group or, after the Listco IPO Reorganisation Date, Listco involving an aggregate liability (not paid or fully covered by Insurance) which is greater than HK$200,000,000 or its equivalent unless all those judgments and orders are vacated, discharged or stayed pending appeal within 30 days of their being made.

20.13	Cessation or suspension of listing

On of after the Listco IPO Date:

(a)	any of the shares of Listco listed on any internationally recognised stock exchange cease for any reason to be so listed; or

(b)

the trading of shares of Listco is suspended on the stock exchange on which trading of the shares of Listco is generally carried out for ten consecutive trading days and the cause of such suspension has or would have a Material Adverse Effect.

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20.14	Security Trust and Intercreditor Deed

(a) (i)	Any Obligor or other Sponsor Affiliate party to the Security Trust and Intercreditor Deed (each a Sponsor Party) does not comply with the terms of the Security Trust and Intercreditor Deed; or

(ii)	a representation or warranty given by any Sponsor Party under the Security Trust and Intercreditor Deed is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation or breach of warranty are capable of remedy and delay in remedying such misrepresentation or breach would not reasonably be expected to have a Material Adverse Effect, such non-compliance is or circumstances are not remedied so that the original representation or warranty is true and correct in all material respects to the reasonable satisfaction of the party the benefit of who such representation or warranty is given on the day falling 30 days after that party giving the representation or warranty becomes aware of such representation;

(b)	the Security Trust and Intercreditor Deed is not effective or is alleged by a Sponsor Party to be ineffective; or

(c)	any Sponsor Party repudiates the Security Trust and Intercreditor Deed or evidences an intention to repudiate it.

20.15	Material adverse change

Any event or series of events occurs which has or would have a Material Adverse Effect.

20.16	Acceleration

(a)	If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(i)	cancel all or any part of the Total Commitments; and/or

(ii)	declare that all or part of any amounts outstanding under the Finance Documents are:

(A)	immediately due and payable; and/or

(B)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

Any notice given under this Subclause will take effect in accordance with its terms.

(b)

If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, instruct the Security Agent to enforce the security over any or all of the assets secured by the Security Documents in accordance with the Security Trust and Intercreditor Deed.

20.17	Enforcement of the Company Share Pledge

(a)

Without prejudice to the right of the Security Agent to enforce the security in any manner it sees fit under any of the Security Documents, if the Security Agent enforces the Security Interest created under the Company Share Pledge by way of a sale of the shares of the Company that are the subject of the Company Share Pledge prior to the Listco IPO Date, the Security Agent shall first offer the shares of the Company being enforced by it under the Company Share Pledge to MGM and Ms.

76	CREDIT AGREEMENT

Pansy Ho (or any of their Affiliates which is then a shareholder of the Company) on such terms as the Security Agent may in its absolute discretion determine (the Enforcement Offer), provided that:

(i)

the terms of the Enforcement Offer to each of MGM and Ms. Pansy Ho (or any of their respective Affiliates which is then a shareholder of the Company) must be identical as to each share of the Company owned, directly or indirectly, by MGM and Ms. Pansy Ho (or any such Affiliates);

(ii)	even if the terms of the Enforcement Offer requires that all of the shares of the Company be purchased, subject to paragraph (b) below:

(A)

MGM (or, as the case may be, its designee or Affiliate) shall have the first right to accept the Enforcement Offer in respect of the proportion of the shares of the Company which is then held, directly or indirectly by MGM; and

(B)	Ms. Pansy Ho (or any of her Permitted Transferees) shall have the first right to accept the Enforcement Offer in respect of the remainder of the shares of the Company.

(b)

If neither MGM (or any of its designees or Affiliates) nor Ms. Pansy Ho (or her Permitted Transferees) accepts an Enforcement Offer for all of the shares of the Company in accordance with subparagraph (a)(ii) above, each of MGM (or any of its designees or Affiliates) or Ms. Pansy Ho (or her Permitted Transferees) may accept the Enforcement Offer as to all of the shares of the Company.

(c)

The Security Agent shall have the right to impose as a condition of any Enforcement Offer that acceptance of all of the shares of the Company by MGM (or any of its designees or Affiliates) or Ms. Pansy Ho (or her Permitted Transferees) or any combination of the foregoing is required.

(d)	The Enforcement Offer will lapse:

(i)

immediately on the last day of the period for acceptance that is stipulated by the Security Agent in its absolute discretion (which must, in any event, be not less than five Business Days from the date of the Enforcement Offer); or

(ii)

if MGM (or any of its designees or Affiliates) or Ms. Pansy Ho (or any of her Permitted Transferees) has accepted the Enforcement Offer but the transfer of shares following such acceptance is not consummated within 10 Business Days from the date of such acceptance, the date falling on the last day of such 10-Business Day period.

(e)

Any lapse of, or non-acceptance of, the Enforcement Offer shall not be deemed to limit the terms of any subsequent offer the Security Agent may make in respect of the shares of the Company the subject of the Company Share Pledge or the terms of any subsequent enforcement, by the Security Agent, of such shares to any person.

(f)

Notwithstanding the foregoing, to the extent that the Security Agent exercises any of its right under the Company Share Pledge in respect of less than all of the shares of the Company, the Security Agent will endeavour to exercise such right in a manner, to the extent consistent with all applicable laws or regulations and any requests or directions of the Macau Government (and to the extent not materially disadvantageous to the interest of the Secured Parties), that would assure the respective proportionate direct or indirect interests of MGM (or any of its designees or Affiliates) and Ms. Pansy Ho (or any of her Permitted Transferees) in the Company is maintained.

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21.	THE ADMINISTRATIVE PARTIES

21.1	Appointment and duties of the Facility Agent

(a)	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each Finance Party irrevocably authorises the Facility Agent to:

(i)

perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	enter into and deliver each Finance Document expressed to be entered into by the Facility Agent.

(c)	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2	Role of the Mandated Lead Arrangers, Lead Arrangers and Senior Managers

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger, Lead Arranger or Senior Manager has any obligations of any kind to any other Party in connection with any Finance Document.

21.3	No fiduciary duties

Except as specifically provided in a Finance Document:

(a)	nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b)	no Administrative Party need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

21.4	Individual position of an Administrative Party

(a)

If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)	Each Administrative Party may:

(i)	carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

21.5	Reliance

The Facility Agent may:

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(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)	assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(d)	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(e)	act under the Finance Documents through its personnel and agents.

21.6	Majority Lenders’ instructions

(a)

The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)	The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)

The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions.

(d)

The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document, unless the legal or arbitration proceedings relate to:

(i)	the perfection, preservation or protection of rights under the Security Documents; or

(ii)	the enforcement of any Security Document.

21.7	Responsibility

(a)

No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document by any person other than that Administrative Party.

(b)	No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)

has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

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(ii)

has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

21.8	Exclusion of liability

(a)

No Administrative Party is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of an Administrative Party may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)

The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d) (i)	Nothing in this Agreement will oblige any Administrative Party to satisfy any customer due diligence requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)

Each Finance Party confirms to each Administrative Party that it is solely responsible for any customer due diligence requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

21.9 Default

(a)	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)	If the Facility Agent:

(i)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)

is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent, a Mandated Lead Arranger, a Lead Arranger or a Senior Manager) under this Agreement, it must promptly notify the other Finance Parties.

21.10	Information

(a)	The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

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(b)

Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided above, the Facility Agent has no duty:

(i)

either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)

In acting as the Facility Agent, the Facility Agent will be regarded as acting through its agency division which will be treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by another division or department or otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)

The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f)	Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

21.11	Indemnities

(a)

Without limiting the liability of any Obligor under the Finance Documents, each Lender must, subject to any right of set-off in respect of any sum owing by the Facility Agent to that Lender, indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent (unless the Facility Agent has been reimbursed by an Obligor under a Finance Document), except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)	If a Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party:

(i)	deduct from any amount received by it for that Party any amount due to the Facility Agent from that Party under a Finance Document but unpaid; and

(ii)	apply that amount in or towards satisfaction of the owed amount.

That Party will be regarded as having received the amount so deducted.

21.12	Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

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21.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, the Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)	If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)	The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

(e)	The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the following conditions have been satisfied:

(i)

the successor Facility Agent notifies all the Parties that it accepts its appointment and executes and delivers to the Facility Agent a duly completed Accession Agreement (as defined in the Security Trust and Intercreditor Deed);

(ii)	the successor Facility Agent confirms that the rights under the Finance Documents (and any related documentation) have been transferred or assigned to it; and

(iii)

no Finance Party (other than the Facility Agent) has notified the Facility Agent that it is not satisfied with the credit worthiness of the proposed successor Facility Agent within seven days of the Facility Agent’s notification under paragraph (a) above.

On satisfaction of the above conditions the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)	The retiring Facility Agent must, at its own cost:

(i)

make available to the successor Facility Agent those documents and records and provide any assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents; and

(ii)

enter into and deliver to the successor Facility Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Facility Agent.

(g)

An Obligor must, at its own cost take any action and enter into and deliver any document which is required by the Facility Agent to ensure that a Security Document provides for effective and perfected Security Interests in favour of any successor Facility Agent.

(h)

Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(i)	The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

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21.14	Relationship with Lenders

(a)

The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)

The Facility Agent must keep a record of all the Parties and supply any other Party with a copy of the record on request. The record will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

21.15	Facility Agent’s management time

If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

21.16	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.	EVIDENCE AND CALCULATIONS

22.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

22.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

23.	FEES

23.1	Agents’ fee

The Company must pay to each Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter entered into between that Agent and the Company.

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23.2	Arrangement fee

The Company must pay to the Mandated Lead Arrangers, the Lead Arrangers and the Senior Managers for their own account an arrangement fee in the amount and manner agreed in the Fee Letter between the Mandated Lead Arrangers, the Lead Arrangers, the Senior Managers and the Company.

23.3	Revolving Credit commitment fee

(a)	In this Subclause, Commitment Fee means the rate per annum calculated in accordance with paragraph (e) below.

(b)

The Company must pay to the Facility Agent for the account of each Lender a commitment fee computed from and including the Closing Date at the rate of the relevant Commitment Fee on the undrawn, uncancelled amount of each Lender’s Revolving Credit Commitment.

(c)	Accrued commitment fee is payable quarterly in arrear. Accrued commitment fees are also payable to the Facility Agent for a Lender on the date its Revolving Credit Commitment is cancelled in full.

(d)	The initial Commitment Fee is 1.80 per cent. per annum.

(e)

Subject to the other provisions of this Subclause, the Commitment Fee will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate and financial statements for the relevant person:

Adjusted Leverage Ratio	Commitment Fee (per cent. per annum)
greater than or equal to 4.00 times	1.80
greater than or equal to 3.50 times but less than 4.00 times	1.60
greater than or equal to 3.00 times but less than 3.50 times	1.25
less than 3.00 times	1.05

(f)

Any change in the Commitment Fee will, subject to paragraph (d) above, apply to all Commitments from on the Business Day following receipt by the Facility Agent of the Compliance Certificate and financial statements.

(g)	For so long as:

(i)	the Company is in default of its obligation under this Agreement to provide a Compliance Certificate or relevant financial statements; or

(ii)	an Event of Default is outstanding,

the Commitment will be the highest applicable rate, being 1.80 per cent. per annum.

(h)	If the Commitment Fee has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the audited financial statements of the Company in respect of the

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financial period in which that Compliance Certificate was delivered, the Commitment Fee will instead be calculated by reference to those audited financial statements of the Company. Any change will have a retrospective effect. If, in this event, any amount of commitment fee has been paid by the Company on the basis of the Compliance Certificate, the Company must immediately pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Commitment Fee had been calculated by reference to the subsequent financial statements.

24.	INDEMNITIES AND BREAK COSTS

24.1	Currency indemnity

(a)

The Company must, as an independent obligation, within 15 days of a demand by a Finance Party, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)	that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)

Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2	Other indemnities

(a)	The Company must, within 15 days of a demand by the Facility Agent, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)	the occurrence of any Event of Default;

(ii)	the information produced or approved by the Company being or being alleged to be misleading or deceptive in any respect;

(iii)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(iv)

any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(v)	(other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

(vi)	a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

(b)	The Company must, within 15 days of a demand from the Facility Agent, indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

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(i)	investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)	acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

24.3	Break Costs

(a)	The Company must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Term applicable to it.

(b)	Break Costs are the amount (if any) determined by the relevant Lender (acting reasonably) by which:

(i)

the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)

the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)	Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

25.	EXPENSES

25.1	Costs

The Company must, within 15 days of a demand from the Facility Agent, pay to each Administrative Party the amount of all documented costs and expenses (including documented legal fees) reasonably incurred by it in connection with:

(a)

the negotiation, preparation and entry into of any Finance Document or any syndication documents in connection with the Facilities (other than a Transfer Certificate) entered into prior to, on or after the date of this Agreement; and

(b)	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by a Finance Document.

25.2	Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with:

(a)	the enforcement of, or the preservation of any rights under, any Finance Documents; or

(b)	any proceedings instituted by or against that Finance Party as a consequence of it entering into a Finance Document.

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25.3	Security Agent’s on-going costs

(a)	If:

(i)	a Default occurs; or

(ii)

the Security Agent is requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Company agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Security Documents, the Company must pay to the Security Agent any additional remuneration which may be agreed between them.

(b)	If the Security Agent and the Company fail to agree:

(i)	whether the duties are of an exceptional nature or outside the scope of the normal duties of the Security Agent; or

(ii)	the appropriate amount of any additional remuneration,

the dispute will be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company.

(c)

If the Company does not approve the investment bank selected by the Security Agent, the dispute will be determined by an investment bank nominated (on application by the Security Agent) by the President for the time being of the Law Society of England and Wales.

(d)	The Company must pay the costs of nomination and of the investment bank.

(e)	The determination of any investment bank will be final and binding on the Parties.

26.	AMENDMENTS AND WAIVERS

26.1	Procedure

(a)

Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and, in the case of any Finance Document to which Listco or a Sponsor Affiliate is a party, Listco and that Sponsor Affiliate and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

(c)

A Lender may by notice to the Facility Agent divide it Loans or Commitments into separate amounts to reflect participation or similar arrangements and require the separate amounts to be counted separately for the purpose of this Agreement.

(d)

Each Obligor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph, require the consent of each Guarantor if the guarantee under the Secured Finance Documents is to remain in full force and effect.

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26.2	Exceptions

(a)	An amendment or waiver which relates to:

(i)	the definition of Majority Lenders in Subclause 1.1 (Definitions);

(ii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment or change in currency of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)	an increase in, or an extension of, a Commitment or the Total Commitments;

(v)	a release of an Obligor other than in accordance with the terms of this Agreement;

(vi)

a release of any Security Document other than in accordance with, or as expressly permitted by (including a release of any Security Document for the purpose of implementing a Permitted Transaction), the terms of the Secured Finance Documents;

(vii)	a term of a Finance Document which expressly requires the consent of each Lender;

(viii)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

(ix)	the ranking or subordination provided for in the Security Trust and Intercreditor Deed; or

(x)	this Clause,

may only be made with the consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c)	A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

26.3	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

26.4	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

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Delay in exercising or non-exercise of any right is not a waiver of that right.

27.	CHANGES TO THE PARTIES

27.1	Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

27.2	Assignments and transfers by Lenders

Subject to the following provisions of this Clause, a Lender (the Existing Lender) may at any time:

(a)	assign any of its rights; or

(b)	transfer either by way of novation or by way of assignment, assumption and release any of its rights or obligations under this Agreement,

to any other person (the New Lender).

27.3	Conditions to assignment or transfer - consents

The consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or an Event of Default is outstanding provided that, in the case of any assignment or transfer of any Revolving Credit Commitment or Revolving Credit Loan, the New Lender must already be a Lender under the Revolving Credit Facility (unless the Company has given its prior written consent to the contrary). The consent of the Company (if required) must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

27.4	Other conditions to assignment or transfer

(a)

The Facility Agent is not obliged to enter into a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all customer due diligence requirements to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(b)

If the consent of the Company is required for any assignment or transfer (irrespective of whether it may be unreasonably withheld or not), the Facility Agent shall not enter into a Transfer Certificate if the Company withholds its consent.

(c)	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of HK$10,000.

(d)	Each assignment or transfer by a Lender under this Clause must be in a minimum amount of HK$40,000,000 or its equivalent.

(e)	A New Lender must agree to be bound by the terms of the Security Trust and Intercreditor Deed by entering into an Accession Agreement (as defined in the Security Trust and Intercreditor Deed).

(f)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

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27.5	Procedure for assignment of rights

An assignment of rights will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Finance Parties equivalent to those it would have been under if it had been an Original Lender.

27.6	Procedure for transfer using a Transfer Certificate

(a)	In this Subclause:

Transfer Date means, in relation to a transfer, the later of:

(i)	the proposed Transfer Date specified in that Transfer Certificate; and

(ii)	the date on which the Facility Agent enters into that Transfer Certificate.

(b)	A transfer of rights or obligations using a Transfer Certificate will be effective if:

(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)	the Facility Agent enters into it.

(c)	Where a transfer is to be effected by an assignment, assumption and release, on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the Existing Lender’s rights expressed to be the subject of the assignment in the Transfer Certificate;

(ii)

the New Lender will assume obligations equivalent to those obligations of the Existing Lender expressed to be the subject of the assumption in the Transfer Certificate (and any corresponding rights conferred on it by the Security Trust and Intercreditor Deed);

(iii)

to the extent the obligations referred to in subparagraph (ii) above are effectively assumed by the New Lender, the Existing Lender will be released from its obligations referred to in the Transfer Certificate (and any corresponding obligations by which it is bound under the Security Trust and Intercreditor Deed); and

(iv)

the New Lender will become a party to this Agreement as a Lender and to the Security Trust and Intercreditor Deed as a Senior Creditor (as defined in the Security Trust and Intercreditor Deed) and will be bound by the obligations of a Lender under this Agreement and a Senior Creditor under the Security Trust and Intercreditor Deed.

(d)	Where a transfer is to be effected using a novation on the Transfer Date:

(i)

the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate (and any corresponding rights conferred on it by the Security Trust and Intercreditor Deed) in substitution for the Existing Lender;

(ii)

the Existing Lender will be released from those obligations (and any corresponding obligations by which it is bound under the Security Trust and Intercreditor Deed) and cease to have those rights (and any corresponding rights conferred on it by the Security Trust and Intercreditor Deed); and

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(iii)

the New Lender will become a party to this Agreement as a Lender and to the Security Trust and Intercreditor Deed as a Senior Creditor (as defined in the Security Trust and Intercreditor Deed) and will be bound by the obligations of a Lender under this Agreement and a Senior Creditor under the Security Trust and Intercreditor Deed.

(e)

The Facility Agent must enter into a Transfer Certificate delivered to it and which appears on its face to be in order as soon as reasonably practicable and, as soon as reasonably practicable after it has entered into a Transfer Certificate, send a copy of that Transfer Certificate to the Company.

(f)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

27.7	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty to a New Lender for:

(i)	the financial condition of an Obligor; or

(ii)	the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(A)	any Finance Document or any other document;

(B)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

(C)	any observance by any Obligor of its obligations under any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature or extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)	Nothing in any Finance Document requires an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

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27.8	Costs resulting from change of Lender or Facility Office

If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

27.9	Additional Guarantors and Listco as guarantor

(a)	If the Company:

(i)	requests that one of its Subsidiaries becomes an Additional Guarantor; or

(ii)	is required to make one of its Subsidiaries an Additional Guarantor,

(iii)	is required to procure Listco to enter into the Listco Guarantee in accordance with Subclause 19.18 (Listco Guarantee and Listco IPO Reorganisation Date),

it must give not less than 10 Business Days prior notice to the Facility Agent (and the Facility Agent must promptly notify the Lenders).

(b)

If the accession of an Additional Guarantor or the entry into the Listco Guarantee by Listco requires any Finance Party to carry out customer due diligence requirements in circumstances where the necessary information is not already available to it, the Company must as soon as reasonably practicable following a request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all relevant applicable customer due diligence requirements.

(c)

If any of the Subsidiaries of the Company is to become an Additional Guarantor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Section (A) of Part 2 of Schedule 2 (Conditions precedent documents).

(d)

The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (c) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

(e)

Delivery of an Additional Guarantor Accession Agreement, entered into by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are correct as at the date of delivery.

(f)

If Listco is required to enter into the Listco Guarantee in accordance with Subclause 19.18 (Listco Guarantee and Listco IPO Reorganisation Date), then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Section (B) of Part 2 of Schedule 2 (Conditions precedent documents).

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27.10	Resignation of a Guarantor

(a)	The Company may request that a Guarantor ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

(b)	The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:

(i)	all the Lenders have consented to the Resignation Request;

(ii)	it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

(iii)	no amount owed by that Guarantor under this Agreement is still outstanding.

(c)	The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (b) above.

(d)	A Guarantor may also cease to be a Guarantor in any other manner approved by the Majority Lenders.

27.11	Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.12	Lenders right to create Security Interest

In addition to the other rights provided to Lenders under this Clause 27, each Lender may, without consulting with or obtaining consent from the Company, at any time charge, assign or otherwise create Security Interests in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interests to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security Interests granted to any holder (or trustee or representatives of a holder) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interests shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interests for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Company or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

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28.	DISCLOSURE OF INFORMATION

(a)

Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)	in connection with any legal or arbitration proceedings against an Obligor or is required in connection with any other legal or arbitration proceedings;

(iii)	if and to the extent required to do so under any law or regulation;

(iv)	to a governmental, supervisory, banking, taxation, regulatory, stock exchange or other authority;

(v)

to its or its Related Party’s (as defined in subparagraph (vi) below) agents, contractors, third party service providers or professional advisers (including auditors) (provided that such person is under a duty of confidentiality, contractual or otherwise, to that Finance Party or its Related Party);

(vi)

to is head office, branches, representatives offices, Subsidiaries, related corporations or Affiliates in any jurisdiction (collectively, Related Parties and each a Related Party) for any database or data processing purposes;

(vii)

to any insurer or insurance broker (whether of that Finance Party, any Related Party or any Obligor or otherwise) or any direct or indirect provider of credit protection to that Finance Party or its Related Party;

(viii)	any grantor of Security Interests or guarantee for the Facilities;

(ix)	if that Finance Party is the Facility Agent or the Security Agent, to any person who is succeeding (or may potentially succeed) that Finance Party in such capacity;

(x)	to the extent allowed under paragraph (b) below; to another Obligor or any other member of the Group; or

(xi)	with the agreement of the relevant Obligor.

(b)

A Finance Party may disclose to an Affiliate or any person (a third party) with (or through) whom that Finance Party enters into (or may enter into) any kind of transfer, participation or hedge agreement in relation to this Agreement or any other transaction under which payments are to be made by reference to this Agreement or any Obligor:

(i)	a copy of any Secured Finance Document; and

(ii)	any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a third party may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above as if it were a Finance Party.

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(c)	This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

29.	SET-OFF

A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.	PRO RATA SHARING

30.1	Redistribution

If a Finance Party (the recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this Agreement (a recovery) and applies that amount to a payment due under a Finance Document, then:

(a)	the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)

the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent in accordance with this Agreement or the Security Trust and Intercreditor Deed without taking account of any Tax which would be imposed on the Facility Agent in relation to a recovery or distribution; and

(c)	the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).

30.2	Effect of redistribution

(a)

The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b)	When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)

If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i)	a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)	the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party, on the request of the Facility Agent, must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with

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interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

30.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

(a)	it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)	it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i)	the recovering Finance Party notified the Facility Agent of those proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

31.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

32.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.	NOTICES

33.1	In writing

(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post or fax; or

(ii)	to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b)	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

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33.2	Contact details

(a)

Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the Company for this purpose are:

Address:	Avenida Dr. Sun Yat Sen, s/n° , Edifício MGM Grand Macau, Macau
Fax number:	+ 853 8802 1899
E-mail:	antoniomenano@mgmmacau.com
Attention:	Mr. António Menano – Company Secretary

with a copy to:

(i)	Grand Paradise Macau Limited
Address:	c/o. DSL Lawyers, Av. da Praia Grande 409, China Law Building 16/F, Macau
Fax number:	+852 3710 6699
E-mail:	cywong@grand-paradise.com.
Attention:	Mr. Chen Yau Wong

(ii)	MGM Resorts International
Address:	3600 Las Vegas Boulevard, South, Las Vegas, NV 89109
Fax number:	+1 702 6937628
E-mail:	bscott@mgmresorts.com
Attention:	Mr. William M. Scott IV.

(c)	The contact details of the Facility Agent for this purpose are:

Address:	979 King’s Road, 9th Floor, Devon House, Quarry Bay, Hong Kong
Fax number:	+852 2597 3424
E-mail:	susana.ls.chan_yen@baml.com / wynnie.wy.lam@baml.com
Attention:	Ms. Susana Yen / Ms. Wynnie Lam.

(d)	The contact details of the Security Agent for this purpose are as set out in the Security Trust and Intercreditor Deed.

(e)	Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(f)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

33.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

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(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to an Agent will only be effective on actual receipt by it.

33.4	Obligors

(a)	All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)	All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)	to give and receive all communications under the Finance Documents;

(ii)	to supply all information concerning itself to any Finance Party; and

(iii)	to sign all documents under or in connection with the Finance Documents.

(d)	Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e)	Each Finance Party may assume that any communication made by the Company is made with the consent of each other Obligor.

33.5	Use of websites

(a)	Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)	the Company designates an electronic website for this purpose; and

(ii)	the Company notifies the Facility Agent of the address of and password for the website.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)	Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)	any Lender not agreeing to receive information via the website; and

(ii)	any other Lender, if that Lender so requests.

34.	LANGUAGE

(a)	Any notice given in connection with a Finance Document must be in English.

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(b)	Any other document provided in connection with a Finance Document must be:

(i)	in English; or

(ii)

(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

35.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

36.	ENFORCEMENT

36.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with any Finance Document.

(b)

The English courts are the most appropriate and convenient courts to settle any such dispute in connection with any Finance Document. Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(i) proceedings in any other court; and

(ii) concurrent proceedings in any number of jurisdictions.

(d)	References in this Clause to a dispute in connection with a Finance Document includes any dispute as to the existence, validity or termination of that Finance Document.

36.2	Service of process

(a)

Each Obligor not incorporated in England and Wales irrevocably appoints Norose Notices Limited at the address of its registered office in England from time to time which, at the date of this Agreement, is 3 More London Riverside, London SE1 2AQ (Attention of the Partnership Office Manager reference HK01890) as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.

(b)

If any person appointed as process agent under this Clause is unable for any reason to so act, the Company (on behalf of all the Obligors) must immediately (and in any event within five days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

(c)	Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

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36.3	Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

36.4	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

ORIGINAL PARTIES

Name of Original Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
MGM Grand Paradise (HK) Limited	Hong Kong	928027
Superemprego Lda.	Macau	27689(S0)

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Name of Original Lender	A Term Loan Commitments (HK$)	B Term Loan Commitments (HK$)
Bank of America, N.A.	123,651,590	185,679,989
Bank of China Limited, Macau Branch	—	812,842,105
Industrial and Commercial Bank of China (Macau) Limited	—	677,368,421
Banco Nacional Ultramarino, S.A.	135,384,952	203,299,258
Crédit Agricole Corporate and Investment Bank Hong Kong Branch	103,795,131	155,862,764
BNP Paribas Hong Kong Branch	90,256,635	135,532,839
Commerzbank AG Hong Kong Branch	90,256,635	135,532,839
The Royal Bank of Scotland plc, Singapore Branch	90,256,635	135,532,839
Banco Comercial Português, S.A., Macau Branch	90,256,635	135,532,839
JPMorgan Chase Bank, N.A.	59,569,379	89,451,673
Morgan Stanley Senior Funding, Inc.	59,569,379	89,451,673
Sumitomo Mitsui Banking Corporation	59,569,379	89,451,673
Tai Fung Bank Limited	—	173,684,211
Banco Comercial de Macau, S.A.	54,153,981	81,319,703
The Bank of Nova Scotia	47,905,446	71,936,660
Deutsche Bank AG, Hong Kong Branch	45,128,318	67,766,419

Total A Term Loan Commitments and Total B Term Loan Commitments	HK$1,049,754,095	HK$3,240,245,905

Total Term Loan Commitments	HK$4,290,000,000

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Name of Original Lender	A Revolving Credit Commitments	B Revolving Credit Commitments
Bank of America, N.A.	224,968,421	—
Bank of China Limited, Macau Branch	—	591,157,895
Industrial and Commercial Bank of China (Macau) Limited	—	492,631,579
Banco Nacional Ultramarino, S.A.	246,315,790	—
Crédit Agricole Corporate and Investment Bank Hong Kong Branch	188,842,105	—
BNP Paribas Hong Kong Branch	164,210,526	—
Commerzbank AG Hong Kong Branch	164,210,526	—
The Royal Bank of Scotland plc, Singapore Branch	164,210,526	—
Banco Comercial Português, S.A., Macau Branch	164,210,526	—
JPMorgan Chase Bank, N.A.	108,378,948	—
Morgan Stanley Senior Funding, Inc.	108,378,948	—
Sumitomo Mitsui Banking Corporation	108,378,948	—
Tai Fung Bank Limited	—	126,315,789
Banco Comercial de Macau, S.A.	98,526,316	—
The Bank of Nova Scotia	87,157,894	—
Deutsche Bank AG, Hong Kong Branch	82,105,263	—

Total A Revolving Credit Commitments and B Revolving Credit Commitments	HK$1,909,894,737	HK$1,210,105,263

Total Revolving Credit Commitments	HK$3,120,000,000

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SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED ON OR BEFORE THE CLOSING DATE

(A)	Conditions precedent documents to be delivered before the first Request

Corporate documentation

1.	A copy of the constitutional documents of each Original Obligor, each Shareholder (other than Ms. Pansy Ho) and MGM.

2.

A copy of a resolution of the board of directors of each Original Obligor, each Shareholder (other than Ms. Pansy Ho) and MGM approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Finance Documents to which it is a party.

3.

A specimen of the signature of each person authorised on behalf of an Original Obligor, each Shareholder (other than Ms. Pansy Ho) and MGM to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.

In the case of an Original Guarantor (other than Superemprego Limitada), a copy of a resolution signed by all of the holders of the issued or allotted shares in that Original Guarantor approving the terms of, the transaction contemplated by, and the execution, delivery and performance of the Finance Documents.

5.	A certificate of an authorised signatory of each Original Obligor, each Shareholder (other than Ms. Pansy Ho) and MGM:

(a)

in the case of each Original Obligor and each Shareholder (other than Ms. Pansy Ho) only, confirming that utilisation by the Company of the Total Commitments in full will not breach any limit binding on that Original Obligor or that Shareholder (other than Ms. Pansy Ho); and

(b)

certifying that each copy document specified in Part 1 of this Schedule delivered by it is correct, complete and that the original of each of those documents in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

6.	A copy of the Original Financial Statements of the Company.

Transaction Documents

1.	An original of each of the following duly entered into by the parties to it:

(a)	this Agreement; and

(b)	each Fee Letter.

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2.	A copy of:

(a)	the Sub-Concession Contract;

(b)	the Land Concession Contract;

(c)	the IP Agreement; and

(d)	each Sponsor Loan Document,

in each case, duly entered into by the parties to it.

3.	An original of the final valuation report from Savills (Macau) Limited dated 22 June 2010, in agreed form, together with confirmation that it may be relied upon by the Finance Parties.

4.

A closing synopsis, in agreed form, between the Company, the Security Agent, Banco Nacional Ultramarinao, S.A. as the security agent under the Existing Facilities and HSBC as the existing intercreditor agent under the Existing Facilities.

(B)	Conditions precedent documents to be delivered on or before the Closing Date

Transaction Documents

1.	An original of each of the following duly entered into by the parties to it:

(a)	the Security Trust and Intercreditor Deed;

(b)	each Secured Hedging Document that has been entered into on or before the Closing Date; and

(c)	each Security Document other than:

(i)	the Company Share Pledge if the approval of the relevant authorities in Macau required for the grant of the Company Share Pledge is not obtained; and

(ii)	each Assignment of Reinsurances.

2.	A copy of all notices required to be sent and other documents required to be executed under the Security Documents.

3.

A letter from MGM Resorts International Holdings, Limited (formerly known as MGMM International Holdings, Ltd.) addressed to the Facility Agent (on behalf of the Finance Parties) consenting to the assignment by the Company of its rights under the IP Agreement in favour of the Security Agent under the Debenture.

4.	All share certificates, duly executed and stamped stock transfer forms and other documents of title required to be provided under the Security Documents.

Legal opinions

1.	A legal opinion of Allen & Overy, legal advisers in Hong Kong to the Mandated Lead Arrangers and the Facility Agent, addressed to the Finance Parties.

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2.	A legal opinion of Allen & Overy, legal advisers in England and Wales to the Mandated Lead Arrangers and the Facility Agent, addressed to the Finance Parties.

3.	A legal opinion of Henrique Saldanha Advogados & Notários, legal advisers in Macau to the Mandated Lead Arrangers and the Facility Agent, addressed to the Finance Parties.

4.	A legal opinion of Simcocks Advocates Ltd, legal advisers in the Isle of Man to the Mandated Lead Arrangers and the Facility Agent, addressed to the Finance Parties.

5.	A legal opinion of Weil Gotshal and Manges LLP, legal advisers in the state of Delaware to the Company, addressed to the Finance Parties.

Other documents and evidence

1.

Evidence that the agent of the Original Obligors, Junior Creditors (as defined in the Security Trust and Intercreditor Deed) and Security Providers (as defined in the Security Trust and Intercreditor Deed) under the Finance Documents for service of process in England has accepted its appointment.

2.	The funds flow statement.

3.

Evidence that all required Insurances are on risk and a letter from the Company’s insurance broker certifying, amongst others, that all Insurances are in full force and effect and that all premia then due in respect of such Insurances have been paid.

4.	Evidence that all existing indebtedness (including interest) of the Group then outstanding under the Existing Facilities has been or will be repaid in full on the Closing Date.

5.	Evidence that all Security Interests created in connection with the Existing Facilities has been or will be discharged in full effective as of the Closing Date.

6.

Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid or are otherwise accounted for in a manner acceptable to the Facility Agent by the Closing Date.

7.

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

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PART 2

FOR AN ADDITIONAL GUARANTOR OR LISTCO

(A)	Documents and evidence to be delivered in respect of a Subsidiary of the Company

Corporate documentation

1.	In the case of each Additional Guarantor, an Additional Guarantor Accession Agreement, duly entered into by the Company and the Additional Guarantor.

2.	In the case of each Additional Guarantor, an Accession Agreement (as defined in the Security Trust and Intercreditor Deed), duly entered into by the Additional Guarantor in its capacity as an Obligor.

3.	A copy of the constitutional documents of the Additional Guarantor and each holder of the issued or allotted shares in Additional Guarantor (an Additional Guarantor Shareholder).

4.

A copy of a resolution of the board of directors of the Additional Guarantor and each Additional Guarantor Shareholder approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Finance Documents to which it is a party.

5.

A specimen of the signature of each person authorised on behalf of the Additional Guarantor and each Additional Guarantor Shareholder to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

6.

A copy of a resolution signed by all of the holders of the issued or allotted shares in Additional Guarantor and, if applicable, each Additional Guarantor Shareholder approving the terms of, the transaction contemplated by, and the execution, delivery and performance of the Finance Documents to which it is a party.

7.

A certificate of an authorised signatory of the Additional Guarantor and each Additional Guarantor Shareholder certifying that each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Additional Guarantor Accession Agreement.

8.	If available, a copy of the latest audited accounts of the Additional Guarantor.

9.	Evidence that the agent of the Additional Guarantor and each Additional Guarantor Shareholder under the Finance Documents for service of process in England has accepted its appointment.

Security Document(s)

1.	Security Document(s) over the shares of the Additional Guarantor, duly entered into by each Additional Guarantor Shareholder.

2.	A copy of all notices required to be sent and other documents required to be executed under the Security Document(s) referred to in paragraph 1. above.

3.	All share certificates, duly executed and stamped stock transfer forms and other documents of title required to be provided under the Security Document(s).

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Legal opinions

1.	A legal opinion of Allen & Overy, legal advisers in England and Wales to the Facility Agent, addressed to the Finance Parties.

2.

A legal opinion from legal counsel approved by the Facility Agent in respect of the jurisdiction of incorporation of the Additional Guarantor and each Additional Guarantor Shareholder, addressed to the Finance Parties.

Other documents and evidence

1.	Evidence that all expenses due and payable from the Company under this Agreement in respect of the Additional Guarantor Accession Agreement and any additional Finance Document have been paid.

2.

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Additional Guarantor Accession Agreement and any additional Finance Document or for the validity and enforceability of any Finance Document.

(B)	Documents and evidence to be delivered in respect of Listco

Transaction Documents

1.	An Accession Agreement (as defined in the Security Trust and Intercreditor Deed), duly entered into by Listco.

2.	The Listco Guarantee, duly entered into by the parties to it.

Corporation documentation

1.	A copy of the constitutional documents of Listco.

2.

A copy of a resolution of the board of directors of Listco approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Accession Agreement (as defined in the Security Trust and Intercreditor Deed) and the Listco Guarantee.

3.

A specimen of the signature of each person authorised on behalf of Listco to enter into or witness the entry into of the Accession Agreement (as defined in the Security Trust and Intercreditor Deed) and the Listco Guarantee or to sign or send any document or notice in connection with the Accession Agreement (as defined in the Security Trust and Intercreditor Deed) and the Listco Guarantee.

4.

A certificate of an authorised signatory of Listco certifying that each copy document specified in Part 2 of this Schedule delivered in respect of Listco is correct, complete and in full force and effect as at a date no earlier than the date of the Listco Guarantee.

5.

Evidence that the agent of Listco under the Accession Agreement (as defined in the Security Trust and Intercreditor Deed) and the Listco Guarantee for service of process in England has accepted its appointment.

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Legal opinions

1.	A legal opinion of Allen & Overy, legal advisers in England and Wales to the Facility Agent, addressed to the Finance Parties.

2.	A legal opinion from legal counsel approved by the Facility Agent in respect of the jurisdiction of incorporation of Listco, addressed to the Finance Parties.

Other documents and evidence

1.

Evidence that all expenses due and payable from the Company under this Agreement in respect of the Listco Guarantee and the Accession Agreement (as defined in the Security Trust and Intercreditor Deed) have been paid.

2.

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement (as defined in the Security Trust and Intercreditor Deed) and the Listco Guarantee or for the validity and enforceability of the Accession Agreement (as defined in the Security Trust and Intercreditor Deed) and the Listco Guarantee.

109	CREDIT AGREEMENT

PART 3

TO BE DELIVERED IN RESPECT OF ADDITIONAL SECURITY

1.	An Accession Agreement (as defined in the Security Trust and Intercreditor Deed), duly entered into by the relevant Obligor in its capacity as a Security Provider.

2.	A copy of the constitutional documents of the relevant Obligor.

3.

A copy of the constitutional documents of the holders of the issued or allotted shares in the relevant member of the Restricted Group providing any security over the shares in such member of the Restricted Group (the Share Security Provider) pursuant to Subclause 19.30(b) (Security).

4.

A copy of a resolution of the board of directors of the relevant Obligor and the Share Security Provider, approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Security Document.

5.

A specimen of the signature of each person authorised on behalf of the relevant Obligor and the Share Security Provider to execute or witness the execution of the Security Document or to sign or send any document or notice in connection with such Security Document.

6.	A copy of a resolution, signed by all of the holders of the Obligor’s and the Share Security Provider’s issued or allotted shares, approving the execution of the Security Document.

7.

A certificate of an authorised signatory of the relevant Obligor and the Share Security Provider certifying that each copy document specified in Part 3 of this Schedule is correct and complete and that the original of those documents is in full force and effect and has not been amended or superseded as at a date no earlier than the date of the additional Security Document.

8.

A legal opinion of counsel approved by the Facility Agent in respect of the laws of the jurisdiction in which the relevant Obligor and the Share Security Provider is incorporated, and, if different, in respect of the laws governing the additional Security Document, addressed to the Finance Parties.

9.	A copy of all notices required to be sent or other documents required to be executed under the Security Document.

10.

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent notifies the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Security Document or for the validity and enforceability of any Finance Document.

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SCHEDULE 3

PRE-AGREED IP AGREEMENT TERMS

1.	Parties:

(a)	Head Licensor:	MGM
(b)	Licensee and Sub-Licensor:	a Sponsor Affiliate
(c)	Sub-Licensee:	Company

2.	Term:

3.	Key Terms:

(a)	Head Licensor and Sub-Licensor shall each have the right to terminate the IP Agreement if:

(iii)	there is a change of control (as defined in Subclause 8.2 (Mandatory prepayment – change of control, termination event or sale of business);

(iv)	any Sponsor’s fully diluted percentage shareholding in the entire issued share capital of the Company is equal to or falls below 30 per cent; or

(v)	the majority of the board of directors of the Company is comprised of directors who are not appointees of the Sponsors; and

(b)	Aggregate of licence fees payable by the Licensee under the IP Agreement in each of its financial year must be less than 1.75 per cent. of the Company’s gross revenue.

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SCHEDULE 4

PERMITTED TRANSFER PROVISIONS

(a)

A person may be a Permitted Transferee in respect of the shares in the share capital of the Company held by Ms. Pansy Ho, PHCO (to the extent it is a company controlled by Ms. Pansy Ho) or a company controlled by Ms. Pansy Ho (the PH Shares) if:

(i)	that person taking transfer of the PH Shares is also a company controlled by Ms. Pansy Ho;

(ii)	Ms. Pansy Ho has, in respect of such transfer of PH Shares, obtained the written consent of:

(A)	MGM I;

(B)	MGM II; and

(C)	Macau Government; and

(iii)

that person taking transfer of the PH Shares has entered into documentation with the other shareholders of the Company agreeing to be bound by the terms of the shareholders agreement in respect of the Company as a new shareholder, provided that if that person taking transfer of any of the PH Shares pursuant to this paragraph (a) ceases to be controlled by Ms. Pansy Ho (a Non-Permitted Transferee):

(A)	Ms. Pansy Ho must notify the directors (including any alternate director) of the Company in writing that such event has occurred; and

(B)

unless the relevant PH Shares are transferred (with the written consent from the Macau Government) to another company controlled by Ms. Pansy Ho, procure the immediate retransfer of the relevant PH Shares from the Non-Permitted Transferee back to Ms. Pansy Ho.

(b)	In the event of the death or permanent incapacity of Ms. Pansy Ho, a person may be a Permitted Transferee in respect of any of the PH Shares if:

(i)	the PH Shares are transferred to that person within 30 days of the occurrence of such event; and

(ii)

that person to whom the PH Shares are to be transferred is either (A) the nominated successor of Ms. Pansy Ho previously approved in writing by MGM I and MGM II for such purpose; or (B) in the event that no such successor has been so nominated and approved, subject to the prior written approval of the Macau Government, an A Director who is the closest relative of Ms. Pansy Ho.

(c)	For the purposes of this Schedule only:

A Director means a director of the Company (including any alternate director) appointed by Ms. Pansy Ho, for so long as Ms. Pansy Ho (or a member of PHCO Group or any company to which Ms. Pansy Ho is permitted to transfer PH Shares pursuant to paragraph (a) above) is the holder of any shares in the share capital of the Company;

control or controlled means the power to direct the management and the policies of an entity whether through the ownership of voting capital, by contract or otherwise.

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Group Company means in respect of any company, a company which is for the time being a holding company or a subsidiary of that company or of any such holding company; and

PHCO Group means PHCO and each Group Company of PHCO.

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SCHEDULE 5

AGREED FORM LISTCO GUARANTEE

GUARANTEE

DATED [            ]

By

[LISTCO]

RELATING TO

HK$7,410,000,000

CREDIT FACILITY

FOR

MGM GRAND PARADISE, S.A.

ALLEN & OVERY

Allen & Overy

THIS GUARANTEE is dated [            ] and is made BETWEEN:

(1)	[LISTCO], a company incorporated under the laws of [—] (registered number [ ]) (the Guarantor) whose registered office is at [—]; and

(2)	[BANCO NACIONAL ULTRAMARINO, S.A.] as security agent (in this capacity the Security Agent).

BACKGROUND

(A)

The Guarantor and the Security Agent enter into this Agreement in connection with the Credit Agreement (as defined below) and the Security Trust and Intercreditor Deed (as defined in the Credit Agreement).

(B)

The Security Agent has been appointed as the security agent under the Security Trust and Intercreditor Deed to hold the rights, benefits and interests under, amongst other things, this guarantee on trust for and on behalf of the Secured Parties (as defined in the Security Trust and Intercreditor Deed).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Credit Agreement means the HK$7,410,000,000 credit agreement dated [—] July 2010 between (among others) the Company and the Security Agent.

Legal Reservations means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction (as defined in Subclause 5.12 (Jurisdiction/governing law); and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion required under this Agreement.

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

Party means a party to this Agreement.

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1.2	Construction

(a)	Capitalised terms defined in the Security Trust and Intercreditor Deed have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)

The provisions of clause 1.2 (Construction) of the Security Trust and Intercreditor Deed apply to this Agreement as though they were set out in full in this Agreement, except that references to the Security Trust and Intercreditor Deed are to be construed as references to this Agreement.

2.	GUARANTEE AND INDEMNITY

2.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Secured Party punctual performance by each Obligor of all its obligations under the Guaranteed Finance Documents;

(b)

undertakes with each Secured Party that, whenever an Obligor does not pay any amount when due and payable (taking into account any grace period applicable in respect of such Obligor’s obligation to pay such amount) under or in connection with any Guaranteed Finance Document, it must immediately on demand by the Security Agent pay that amount as if it were the principal debtor in respect of that amount; and

(c)

agrees with each Secured Party that if, for any reason, any amount claimed by a Secured Party under this Clause is not recoverable from the Guarantor on the basis of a guarantee then the Guarantor will be liable as a principal debtor and primary obligor to indemnify that Secured Party in respect of any loss it incurs as a result of an Obligor failing to pay any amount expressed to be payable by it under a Guaranteed Finance Document on the date when it ought to have been paid. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause had the amount claimed been recoverable on the basis of a guarantee.

2.2 Continuing guarantee

This guarantee and indemnity is a continuing guarantee and indemnity and will extend to the ultimate balance of all sums payable by any Obligor under the Guaranteed Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

2.3	Reinstatement

(a)

If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration, breach of fiduciary or statutory duties or otherwise without limitation, the liability of the Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred and each Secured Party shall be entitled to recover the value or amount of that security, payment or other disposition from the Guarantor as if such discharge or arrangement that has been avoided had not occurred.

(b)	Each Secured Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

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2.4	Waiver of defences

The obligations of the Guarantor under this Clause will not be affected by any act, omission or thing (whether or not known to it or any Secured Party) which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause. This includes:

(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment or replacement of a Guaranteed Finance Document or any other document or security;

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Guaranteed Finance Document or any other document or security;

(h)	any insolvency or similar proceedings; or

(i)	this Agreement or any other Guaranteed Finance Document not being executed by or binding against any other person.

2.5	Immediate recourse

(a)

The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Clause.

(b)	This waiver applies irrespective of any law or any provision of a Guaranteed Finance Document to the contrary.

2.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Guaranteed Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may without affecting the liability of the Guarantor under this Clause:

(a)	(i) refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) against those amounts; or

(ii)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause.

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2.7	Non-competition

Unless:

(a)	all amounts which may be or become payable by the Obligors under or in connection with the Guaranteed Finance Documents have been irrevocably paid in full; or

(b)	the Security Agent (acting on the instructions of the Facility Agent in turn acting on the instructions of the relevant Finance Parties pursuant to the Credit Agreement) otherwise directs,

the Guarantor will not, after a claim has been made or by virtue of any payment or performance by it under this Clause:

(i)	be subrogated to any rights, security or moneys held, received or receivable by any Secured Party (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor’s liability under this Agreement;

(iii)	claim, rank, prove or vote as a creditor of the Company or its estate in competition with any Secured Party (or any trustee or agent on its behalf); or

(iv)

except as permitted under the Guaranteed Finance Documents, receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

The Guarantor must hold in trust for and immediately pay or transfer to the Security Agent for the Secured Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Security Agent under this Clause.

2.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

3.	TAXES

3.1	General

In this Clause:

Indirect Tax means any goods and services tax, consumption tax, value added tax or any other tax of a similar nature.

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

3.2	Tax gross-up

(a)	The Guarantor must make all payments to be made by it under the Guaranteed Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

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(b)

If the Guarantor or a Secured Party is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Security Agent. The Security Agent must then promptly notify the affected parties.

(c)

If the Guarantor is required by law to make a Tax Deduction, the amount of the payment due from the Guarantor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If the Guarantor is required to make a Tax Deduction, the Guarantor must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)

Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Guarantor must deliver to the Security Agent for the relevant Secured Party evidence satisfactory to that Secured Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

3.3	Tax Credit

If the Guarantor makes a Tax Payment and the relevant Secured Party (in its absolute discretion) determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	it has used and retained that Tax Credit,

the Secured Party must pay an amount to the Guarantor which that Secured Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been in if the Tax Payment had not been made by the Guarantor.

3.4	Indirect Tax

(a)

All amounts set out, or expressed to be payable under a Guaranteed Finance Document by any Party to a Secured Party which (in whole or in part) constitute the consideration for Indirect Tax purposes are deemed to be exclusive of any Indirect Tax which is chargeable on that supply, and accordingly, subject to paragraph (c) below, if Indirect Tax is chargeable on any supply made by any Secured Party to any Party under a Guaranteed Finance Document, that Party must pay to the Secured Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax (and such Secured Party must promptly provide an appropriate Indirect Tax invoice to that Party).

(b)

If Indirect Tax is chargeable by reference to any supply made by any Secured Party (the Supplier) to any other Party (the Recipient) under a Guaranteed Finance Document, and any Party (the Relevant Party) is required by the terms of any Guaranteed Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), the Relevant Party must also pay to the Supplier (in addition to and at the same time as paying that amount) an amount equal to the amount of Indirect Tax. The Recipient must promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the Indirect Tax chargeable on that supply.

(c)	Where a Guaranteed Finance Document requires any Party to reimburse a Secured Party for any costs or expenses, that Party must also at the same time pay and indemnify the Secured Party against

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all Indirect Tax incurred by the Secured Party in respect of those costs or expenses but only to the extent that the Secured Party (reasonably) determines that neither it nor any other member of any group of which it is a member for Indirect Tax purposes is entitled to credit or repayment from the relevant tax authority in respect of the Indirect Tax.

4.	PAYMENTS

4.1	Place

All payments by a Party (other than the Security Agent) under this Agreement must be made to the Security Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

4.2	Funds

Payments under this Agreement to the Security Agent must be made for value on the due date at such times and in such funds as the Security Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

4.3	Distribution

(a)

Each payment received by the Security Agent under this Agreement for another Party must, except as provided below, be made available by the Security Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Security Agent for this purpose by not less than five Business Days’ prior notice.

(b)

The Security Agent may apply any amount received by it for the Guarantor in or towards payment (as soon as practicable after receipt) of any amount due from the Guarantor under the Guaranteed Finance Documents in accordance with the Security Trust and Intercreditor Deed or in or towards the purchase of any amount of any currency to be so applied.

(c)

Where a sum is paid to the Security Agent under this Agreement for a Party, the Security Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Security Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Security Agent, that Party must immediately on demand by the Security Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Security Agent at a rate calculated by the Security Agent to reflect its cost of funds.

4.4	Currency

(a)

Any amount under this Agreement payable in respect of any other amount payable under the Guaranteed Finance Documents under this Agreement is payable under this Agreement in the same currency as that other amount.

(b)	Each other amount payable under this Agreement is payable in Hong Kong Dollars.

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4.5	No set-off or counterclaim

All payments made by the Guarantor under this Agreement must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

4.6	Business Days

(a)

If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Security Agent determines is market practice.

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

4.7	Partial payments

(a)

If the Security Agent receives a payment insufficient to discharge all the amounts then due and payable by the Guarantor under this Agreement, the Security Agent must apply that payment towards the obligations of the Guarantor under this Agreement in the order set out in subclause 13.1 (Order of application) of the Security Trust and Intercreditor Deed.

(b)	This Subclause will override any appropriation made by the Guarantor.

4.8	Timing of payments

If this Agreement does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Secured Party.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and warranties

The representations and warranties set out in this Clause are made by the Guarantor to the Secured Parties only on the date of this Agreement.

5.2	Status

(a)	It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of original incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

5.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

5.4	Legal validity

Subject to the Legal Reservations, this Agreement is its legally binding, valid and enforceable obligation.

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5.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents in any material respect; or

(c)	any document which is binding upon it or its Subsidiaries or any of its or its Subsidiaries’ assets in any material respect.

5.6	No default

No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, this Agreement.

5.7	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

5.8	Pari passu ranking

Its payment obligations under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

5.9	Stamp duties

As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Agreement.

5.10	Immunity

(a)

The entry into by it of this Agreement constitutes, and the exercise by it of its rights and performance of its obligations under this Agreement will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Agreement.

5.11	No adverse consequences

It is not necessary under the laws of its jurisdiction of incorporation:

(a)	in order to enable any Secured Party to enforce its rights under this Agreement; or

(b)	by reason of the entry into of this Agreement or the performance by Security Agent of its obligations under this Agreement,

that any Secured Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

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(c)

no Secured Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the entry into, performance and/or enforcement of this Agreement.

5.12	Jurisdiction/governing law

(a)	In this Subclause:

Relevant Jurisdiction means in relation to the Guarantor:

(i)	its jurisdiction of incorporation; and

(ii)	any jurisdiction where it conducts its business.

(b)	Subject to the Legal Reservations:

(i)	its:

(A)	irrevocable submission under this Agreement to the jurisdiction of the courts of England;

(B)	agreement that this Agreement is governed by English law; and

(C)	agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its Relevant Jurisdiction; and

(ii)	any judgment obtained in England will be recognised and be enforceable by the courts of its Relevant Jurisdiction.

6.	GENERAL COVENANTS

6.1	General

The Guarantor agrees to be bound by the covenants set out in this Clause.

6.2	Authorisations

The Guarantor must promptly:

(a)	obtain, maintain and comply with the terms; and

(b)	supply certified copies to the Security Agent,

of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, this Agreement.

6.3	Pari passu ranking

The Guarantor must ensure that its payment obligations under this Agreement at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

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7.	EVIDENCE AND CALCULATIONS

7.1	Accounts

Accounts maintained by a Secured Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

7.2	Certificates and determinations

Any certification or determination by a Secured Party of a rate or amount under the Guaranteed Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

7.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Security Agent determines is market practice.

8.	CURRENCY INDEMNITY

8.1	Currency indemnity

(a)

The Guarantor must, as an independent obligation, within 15 days of a demand by a Secured Party, indemnify each Secured Party against any loss or liability which that Secured Party incurs as a consequence of:

(i)	that Secured Party receiving an amount in respect of an Obligor’s liability under the Guaranteed Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Guaranteed Finance Document.

(b)

Unless otherwise required by law, the Guarantor waives any right it may have in any jurisdiction to pay any amount under the Guaranteed Finance Documents in a currency other than that in which it is expressed to be payable.

9.	AMENDMENTS AND WAIVERS

9.1	Procedure

Except as provided in this Clause, any term of this Agreement may be amended or waived with the agreement of the Guarantor and the Security Agent (acting on the instructions of the Facility Agent, in turn acting on the instructions of the relevant Finance Parties pursuant to the Credit Agreement). The Security Agent may effect, on behalf of any Secured Party, an amendment or waiver allowed under this Clause.

9.2	Waivers and remedies cumulative

The rights of each Secured Party under the Guaranteed Finance Documents:

(a)	may be exercised as often as necessary;

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(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

10.	CHANGES TO THE PARTIES

10.1	Assignments and transfers by the Guarantor

The Guarantor may not assign or transfer any of its rights and obligations under this Agreement without the prior consent of the Security Agent.

11.	SEVERABILITY

If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

12.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13.	NOTICES

13.1	In writing

(a)	Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post or fax; or

(ii)	to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b)	For the purpose of this Agreement, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

13.2	Contact details

(a)	The contact details of the Guarantor for all communications in connection with this Agreement are:

Address:	[•]
Fax number:	[•]
E-mail:	[•]
Attention:	[•].

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(b)	The contact details of the Security Agent for this purpose are as set out in the Security Trust and Intercreditor Deed.

(c)	Any Party may change its contact details by giving five Business Days’ notice to the other Party.

(d)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

13.3	Effectiveness

(a)	Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Security Agent will only be effective on actual receipt by it.

14.	LANGUAGE

(a)	Any notice given in connection with this Agreement must be in English.

(b)	Any other document provided in connection with a Guaranteed Finance Document must be:

(i)	in English; or

(ii)

(unless the Security Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

15.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are1 governed by English law.

16.	ENFORCEMENT

16.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection this Agreement.

127	CREDIT AGREEMENT

(b)

The English courts are the most appropriate and convenient courts to settle any such dispute in connection with this Agreement. The Guarantor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

(c)	This Clause is for the benefit of the Secured Parties only. To the extent allowed by law, a Secured Party may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

(d)	References in this Clause to a dispute in connection with this Agreement include any dispute as to the existence, validity or termination of this Agreement.

16.2	Service of process

(a)

The Guarantor irrevocably appoints Norose Notices Limited at the address of its registered office in England from time to time which, at the date of this Agreement, is 3 More London Riverside, London SE1 2AQ (Attention of the Partnership Office Manager reference HK01890) as its agent under this Agreement for service of process in any proceedings before the English courts in connection with this Agreement.

(b)

If any person appointed as process agent under this Clause is unable for any reason to so act, the Guarantor must immediately (and in any event within ten Business Days of the event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint process another agent for this purpose.

(c)	The Guarantor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

16.3	Waiver of immunity

The Guarantor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Secured Party against it in relation to this Agreement and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

16.4	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

128	CREDIT AGREEMENT

SIGNATORIES

Guarantor

[LISTCO]

By:

Security Agent

[BANCO NACIONAL ULTRAMARINO, S.A.]

By:

129	CREDIT AGREEMENT

SCHEDULE 6

FORM OF REQUEST

To:	[BANK OF AMERICA, N.A., HONG KONG BRANCH] as Facility Agent

From:	MGM GRAND PARADISE, S.A.

Date:	[ ]

MGM GRAND PARADISE, S.A. – HK$7,410,000,000 Credit Agreement

dated 27 July 2010 (the Agreement)

1.	We refer to the Agreement. This is a Request. Capitalised terms defined in the Agreement shall have the same meaning when used in this Request unless otherwise defined.

2.	We wish to borrow a [A Term Loan/B Term Loan/A Revolving Credit Loan/B Revolving Credit Loan][2] on the following terms:

(a)	Utilisation Date: [ ];

(b)	Amount/currency: [HK$][US$][ ];

(c)	Term: [ ].

3.	Our payment instructions are: [ ].

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.

We hereby certify that the proceeds of the [A Term Loan/ B Term Loan/A Revolving Credit Loan/B Revolving Credit Loan][3] borrowed under this Request will be used by us for the purposes described in clause [3.1/3.2][4].

6.

[We further certify that no part of the proceeds of the [B Term Loan/B Revolving Credit Loan][5] borrowed under this Request will be used directly for purposes connected with the operation of casino, games of chance or other forms of gaming][6]

7.	This Request is irrevocable.

By:

MGM GRAND PARADISE, S.A.

[2]	Delete as applicable.
[3]	Delete as applicable.
[4]	Delete as applicable.
[5]	Delete as applicable.
[6]	Delete if not a Request for B Term Loan or B Revolving Credit Loan

130	CREDIT AGREEMENT

SCHEDULE 7

FORMS OF TRANSFER CERTIFICATE

PART 1

TRANSFERS BY ASSIGNMENT, ASSUMPTION AND RELEASE

To:	[BANK OF AMERICA, N.A., HONG KONG BRANCH] as Facility Agent

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]

MGM GRAND PARADISE, S.A. – HK$7,410,000,000 Credit Agreement

dated 27 July 2010 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate. Capitalised terms defined in the Agreement shall have the same meaning when used in this Transfer Certificate unless otherwise defined

1.	In accordance with the terms of the Agreement:

(a)	the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender specified in the Schedule;

(b)	the New Lender assumes obligations equivalent to those obligations of the Existing Lender under the Agreement specified in the Schedule;

(c)

to the extent the obligations referred to in paragraph (b) above are effectively assumed by the New Lender, the Existing Lender is released from its obligations under the Agreement specified in the Schedule; and

(d)	the New Lender becomes a Lender under the Agreement and is bound by the terms of the Agreement as a Lender.

2.	The proposed Transfer Date is [ ].

3.	On the Transfer Date the New Lender becomes:

(a)	party to the Agreement as a Lender; and

(b)	party to the Security Trust and Intercreditor Deed as a Senior Creditor.

4.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

5.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

6.

The New Lender agrees to be bound by the terms of the Security Trust and Intercreditor Deed and undertakes to deliver a duly executed Accession Agreement (as defined in the Security Trust and Intercreditor Deed) to the Security Agent immediately upon execution of this Transfer Certificate.

131	CREDIT AGREEMENT

7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

8.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

132	CREDIT AGREEMENT

THE SCHEDULE

Rights and obligations to be transferred by assignment, assumption and release

[insert relevant details, including applicable [A Term/B Term/A Revolving Credit/B Revolving Credit]

Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [          ].

[BANK OF AMERICA, N.A., HONG KONG BRANCH]

By:

as Facility Agent, for and on behalf of each of the parties to the Agreement (other than the Existing Lender and the New Lender) and each of the parties to the Security Trust and Intercreditor Deed (other than the Existing Lender and the New Lender)

Note:

It is the responsibility of each individual New Lender to ascertain whether any other document or formality is required to perfect a transfer contemplated by this Transfer Certificate or to take the benefit of any interest in any security.

133	CREDIT AGREEMENT

PART 2

TRANFERS BY NOVATION

To:	[BANK OF AMERICA, N.A., HONG KONG BRANCH] as Facility Agent

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]

MGM GRAND PARADISE, S.A. – HK$7,410,000,000 Credit Agreement

dated 27 July 2010 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate.

1.	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [ ].

3.	On the Transfer Date the New Lender becomes:

(a)	party to the Agreement as a Lender; and

(b)	party to the Security Trust and Intercreditor Deed as a Senior Creditor.

4.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

5.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

6.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

134	CREDIT AGREEMENT

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [          ].

[BANK OF AMERICA, N.A., HONG KONG BRANCH] as Facility Agent

By:

as Facility Agent, for and on behalf of each of the parties to the Agreement (other than the Existing Lender and the New Lender) and each of the parties to the Security Trust and Intercreditor Deed (other than the Existing Lender and the New Lender)

Note:

It is the responsibility of each individual New Lender to ascertain whether any other document or formality is required to perfect a transfer contemplated by this Transfer Certificate or to take the benefit of any interest in any security.

135	CREDIT AGREEMENT

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	[BANK OF AMERICA, N.A., HONG KONG BRANCH] as Facility Agent

From:	MGM GRAND PARADISE, S.A.

Date:	[ ]

MGM GRAND PARADISE, S.A. – HK$7,410,000,000 Credit Agreement

dated 27 July 2010 (the Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate.

2.	We confirm that as at [relevant testing date]:

(a)	Adjusted Total Debt was [ ]; and EBITDA was [ ]; therefore, the Adjusted Leveraged Ratio is [ ]; and

(b)	Debt Service was [ ]; therefore, the Debt Service Coverage Ratio is [ ].

3.	We set out below calculations establishing the figures in paragraph 2 above:

[          ].

4.	[We confirm that as at [relevant testing date] [no Default is outstanding]/[the following Default[s] [is/are] outstanding and the following steps are being taken to remedy [it/them]:

[          ].]

MGM GRAND PARADISE, S.A.

By:

Chief Finance Officer

136	CREDIT AGREEMENT

SCHEDULE 9

FORM OF ADDITIONAL GUARANTOR ACCESSION AGREEMENT

To:	[BANK OF AMERICA, N.A., HONG KONG BRANCH] as Facility Agent

From:	MGM GRAND PARADISE, S.A. and [ADDITIONAL GUARANTOR]

Date:	[ ]

MGM GRAND PARADISE, S.A. – HK$7,410,000,000 Credit Agreement

dated 27 July 2010 (the Agreement)

We refer to the Agreement. This is an Additional Guarantor Accession Agreement.

[Name of Additional Guarantor] of [address/registered office] agrees to become:

(a)	an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor; and

(b)	an Obligor under the Security Trust and Intercreditor Deed and to be bound by the terms of the Security Trust and Intercreditor Deed as an Obligor.

This Additional Guarantor Accession Agreement is intended to take effect as a deed.

This Additional Guarantor Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

MGM GRAND PARADISE, S.A.

By:

EXECUTED as a deed by	)
[ADDITIONAL GUARANTOR]	)
acting by [NAME OF DIRECTOR]	)
in the presence of:	)	Director

Witness’s signature

Name:

Address:

137	CREDIT AGREEMENT

SCHEDULE 10

FORM OF RESIGNATION REQUEST

To:	[BANK OF AMERICA, N.A., HONG KONG BRANCH] as Facility Agent

From:	MGM GRAND PARADISE, S.A. and [relevant Guarantor]

Date:	[ ]

MGM GRAND PARADISE, S.A. – HK$7,410,000,000 Credit Agreement

dated 27 July 2010 (the Agreement)

1.	We refer to the Agreement. This is a Resignation Request.

2.	We request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.	We confirm that as at the date of this Resignation Request no amount owed by [resigning Guarantor] under the Agreement is outstanding.

5.	This Resignation Request and any non-contractual obligations arising out of or in connection with it are governed by English law.

MGM GRAND PARADISE, S.A.	[Relevant Guarantor]

By:	By:

The Facility Agent confirms that this resignation takes effect on [          ].

[BANK OF AMERICA, N.A., HONG KONG BRANCH]

By:

138	CREDIT AGREEMENT

SIGNATORIES

Company

MGM GRAND PARADISE, S.A.

By:	/s/ Ho, Pansy Catilina Chiu King
Ho, Pansy Catilina Chiu King

By:	/s/ William M. Scott IV
William M. Scott IV

139	CREDIT AGREEMENT

Original Guarantor

MGM GRAND PARADISE (HK) LIMITED

By:	/s/ Ho, Pansy Catilina Chiu King
Ho, Pansy Catilina Chiu King

By:	/s/ William M. Scott IV
William M. Scott IV

140	CREDIT AGREEMENT

Original Guarantor

SUPEREMPREGO LDA.

By:	/s/ [illegible signature]

141	CREDIT AGREEMENT

Mandated Lead Arranger

BANK OK AMERICA, N.A.

By:	/s/ Vipul Mehrotra
Vipul Mehrotra Managing Director

142	CREDIT AGREEMENT

Mandated Lead Arranger

BANK OF CHINA LIMITED, MACAU BRANCH

For BANK OF CHINA LIMITED MACAU BRANCH

By:	/s/ [illegible signature]
Authorised Signature(s)

143	CREDIT AGREEMENT

Mandated Lead Arranger

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:
For INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LTD.

/s/ [illegible signature]
Authorized Signature(s)

144	CREDIT AGREEMENT

Mandated Lead Arranger

BANCO NACIONAL ULTRAMARINO, S.A.

By:	/s/ Tou Kei San	/s/ Artur Santos
	Tou Kei San	Artur Santos
	General Manager	Chief Executive Officer

145	CREDIT AGREEMENT

Mandated Lead Arranger

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK HONG KONG BRANCH

By:	Dominique FOURNIER	François RAMEAU

	/s/ Dominique FOURNIER	/s/ François RAMEAU

146	CREDIT AGREEMENT

Mandated Lead Arranger

BNP PARIBAS HONG KONG BRANCH

By:	/s/ [illegible signature]

147	CREDIT AGREEMENT

Mandated Lead Arranger

COMMERZBANK AG HONG KONG BRANCH

By:

/s/ Christine Chan	/s/ Edward On
Christine Chan	Edward On

148	CREDIT AGREEMENT

Mandated Lead Arranger

THE ROYAL BANK OF SCOTLAND PLC, SINGAPORE BRANCH

By:	/s/ [illegible signature]

149	CREDIT AGREEMENT

Lead Arranger

BANCO COMERCIAL PORTUGUÊS, S.A., MACAU BRANCH

By:	/s/ [illegible signature]

150	CREDIT AGREEMENT

Lead Arranger

JPMORGAN CHASE BANK, N.A.

By:	/s/ William Frank Agee
William Frank Agee
Executive Director

151	CREDIT AGREEMENT

Lead Arranger

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Ryan Vetsch
Ryan Vetsch, Vice President

152	CREDIT AGREEMENT

Lead Arranger

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Akihiko Okuma
Akihiko Okuma
Joint General Manager
Structured Finance Asia Pacific

153	CREDIT AGREEMENT

Senior Manager

TAI FUNG BANK LIMITED

[CHINESE CHARACTERS] (B025)
LOU KIT I

By:	/s/ MA SAO LAP	/s/ LOU KIT I
[CHINESE CHARACTERS] (A)
MA SAO LAP

154	CREDIT AGREEMENT

Senior Manager BANCO COMERCIAL DE MACAU, S.A.

By:	/s/ [illegible signature]	/s/ Chiu Lung Man
	[illegible signature]	Chiu Lung Man

155	CREDIT AGREEMENT

Senior Manager THE BANK OF NOVA SCOTIA

By:	/s/ [illegible signature]

156	CREDIT AGREEMENT

Senior Manager DEUTSCHE BANK AG, HONG KONG BRANCH

By:	/s/ Douglas Morton
Douglas Morton
Managing Director

/s/ Ananda Chakravorty
Ananda Chakravorty
Managing Director

157	CREDIT AGREEMENT

Original Lender BANK OF AMERICA, N.A.

By:	/s/ Vipul Mehrotra
Vipul Mehrotra
Managing Director

158	CREDIT AGREEMENT

Original Lender

BANK OF CHINA LIMITED, MACAU BRANCH

By:	For BANK OF CHINA LIMITED MACAU BRANCH /s/ [illegible signature]
Authorized Signature(s)

159	CREDIT AGREEMENT

Original Lender

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	For INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LTD. /s/ [illegible signature]
Authorized Signature(s)

160	CREDIT AGREEMENT

Original Lender

BANCO NACIONAL ULTRAMARINO, S.A.

By:	/s/ Tou Kei San	/s/ Artur Santos
	Tou Kei San	Artur Santos
	General Manager	Chief Executive Officer

161	CREDIT AGREEMENT

Original Lender

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK HONG KONG BRANCH

By:	/s/ Dominique FOURNIER	/s/ François RAMEAU

162	CREDIT AGREEMENT

Original Lender

BNP PARIBAS HONG KONG BRANCH

By:	/s/ [illegible signature]

163	CREDIT AGREEMENT

Original Lender

COMMERZBANK AG HONG KONG BRANCH

By:	/s/ Christine Chan	/s/ Edward Oh
	Christine Chan	Edward Oh

164	CREDIT AGREEMENT

Original Lender

THE ROYAL BANK OF SCOTLAND PLC, SINGAPORE BRANCH

By:	/s/ [illegible signature]

165	CREDIT AGREEMENT

Original Lender

BANCO COMERCIAL PORTUGUÊS, S.A., MACAU BRANCH

By:	/s/ [illegible signature]

166	CREDIT AGREEMENT

Original Lender

JPMORGAN CHASE BANK, N.A.

By:	/s/ William Frank Agee
William Frank Agee
Executive Director

167	CREDIT AGREEMENT

Original Lender

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Ryan Vetsch
Ryan Vetsch, Vice President

168	CREDIT AGREEMENT

Original Lender

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Akihiko Okuma
Akihiko Okuma
Joint General Manager
Structured Finance Asia Pacific

169	CREDIT AGREEMENT

Original Lender

TAI FUNG BANK LIMITED

[CHINESE CHARACTERS] (B025)
LOU KIT I

By:	/s/ MA SAO LAP	/s/ LOU KIT I
[CHINESE CHARACTERS] (A)
MA SAO LAP

170	CREDIT AGREEMENT

Original Lender

BANCO COMERCIAL DE MACAU, S.A.

By:	/s/ [illegible signature]	/s/ Chiu Lung Man
	[illegible signature]	Chiu Lung Man

171	CREDIT AGREEMENT

Original Lender

THE BANK OF NOVA SCOTIA

By:	/s/ [illegible signature]

172	CREDIT AGREEMENT

Original Lender

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	/s/ Douglas Morton
Douglas Morton Managing Director

/s/ Ananda Chakravorty
Ananda Chakravorty Managing Director

173	CREDIT AGREEMENT

Facility Agent

BANK OF AMERICA, N.A., HONG KONG BRANCH

By:	/s/ [illegible signature]

174	CREDIT AGREEMENT

Security Agent

BANCO NACIONAL ULTRAMARINO, S.A.

By:	/s/ Tou Kei San	/s/ Artur Santos
	Tou Kei San	Artur Santos
	General Manager	Chief Executive Officer

175	CREDIT AGREEMENT